                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                                   ----------

                               CANADIAN SOLAR INC.

                                       And

                              THE BANK OF NEW YORK,
                                   as Trustee

                                   ----------

                                    INDENTURE

                                   Dated as of

                                December 10, 2007

                                   ----------

                     6.0% Convertible Senior Notes due 2017

                                   ----------

                             CROSS REFERENCE TABLE*

*NOTE: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

Trust Indenture Act Section   Indenture Section
Section 310(a)(1)             6.09
(a)(2)                        6.09
(a)(3)                        Not Applicable
(a)(4)                        Not Applicable
(a)(5)                        6.09
(b)                           6.08; 6.10; 6.11
(c)                           Not Applicable
Section 311(a)                6.13
(b)                           6.13
Section 312(a)                4.01; 4.02
(b)                           4.02(a)
(c)                           4.02(b)
Section 313(a)                4.03
(b)                           4.03
(c)                           4.03
(d)                           4.03(a)
Section 314(a)                4.04
(b)                           Not Applicable
(c)(1)                        13.05
(c)(2)                        13.05
(c)(3)                        Not Applicable
(d)                           Not Applicable
(e)                           13.05
Section 315(a)                6.01
(b)                           5.08
(c)                           6.01
(d)                           6.01
(e)                           5.09
Section 316(a)                7.01
(a)(1)(A)                     7.01; 5.01
(a)(1)(B)                     5.07
(a)(2)                        Not Applicable
(b)                           5.04
(c)                           7.01
Section 317(a)(1)             5.03; 5.02; 5.05
(a)(2)                        5.02
(b)                           6.05; 11.01
Section 318(a)                13.07
(c)                           13.07

                                TABLE OF CONTENTS

                                   ----------

ARTICLE 1 Definitions......................................................    1
  Section 1.01  Definitions................................................    1
ARTICLE 2 Issue, Description, Execution, Registration  And Exchange Of
          Securities.......................................................   10
  Section 2.01  Designation Amount And Issue Of Securities.................   10
  Section 2.02  Form of Securities.........................................   10
  Section 2.03  Date And Denomination Of Securities; Payments Of
                Interest...................................................   11
  Section 2.04  Execution of Securities....................................   13
  Section 2.05  Exchange and Registration of Transfer of Securities;
                Restrictions on Transfer...................................   13
  Section 2.06  Mutilated, Destroyed, Lost or Stolen Securities............   18
  Section 2.07  Temporary Securities.......................................   19
  Section 2.08  Cancellation of Securities.................................   19
  Section 2.09  CUSIP Numbers..............................................   19
ARTICLE 3 Particular Covenants Of The Company..............................   20
  Section 3.01  Payment of Principal, Premium and Interest.................   20
  Section 3.02  Maintenance of Office or Agency............................   20
  Section 3.03  Appointments to Fill Vacancies in Trustee's Office.........   20
  Section 3.04  Provisions as to Paying Agent..............................   20
  Section 3.05  Existence..................................................   21
  Section 3.06  Maintenance of Properties..................................   22
  Section 3.07  Payment of Taxes and Other Claims..........................   22
  Section 3.08  Rule 144A Information Requirement..........................   22
  Section 3.09  Stay, Extension and Usury Laws.............................   22
  Section 3.10  Compliance Certificate.....................................   23
  Section 3.11  Additional Interest Notice.................................   23
  Section 3.12  Reports....................................................   23
ARTICLE 4 Securityholders' Lists And Reports  By The Company And The
          Trustee.........................................................    24
  Section 4.01  Securityholders' Lists....................................    24
  Section 4.02  Preservation And Disclosure Of Lists......................    24
  Section 4.03  Reports By Trustee........................................    24

  Section 4.04  Reports by Company.........................................   25
ARTICLE 5 Remedies Of The Trustee And Securityholders On An Event Of
          Default..........................................................   25
  Section 5.01  Events Of Default..........................................   25
  Section 5.02  Payments of Securities on Default; Suit Therefor...........   27
  Section 5.03  Application of Monies Collected By Trustee.................   29
  Section 5.04  Proceedings by Securityholders.............................   29
  Section 5.05  Proceedings By Trustee.....................................   30
  Section 5.06  Remedies Cumulative And Continuing.........................   30
  Section 5.07  Direction of Proceedings and Waiver of Defaults By
                Majority of Securityholders................................   31
  Section 5.08  Notice of Defaults.........................................   31
  Section 5.09  Undertaking To Pay Costs...................................   31
ARTICLE 6 The Trustee......................................................   32
  Section 6.01  Duties and Responsibilities of Trustee.....................   32
  Section 6.02  Reliance on Documents, Opinions, Etc.......................   33
  Section 6.03  No Responsibility For Recitals, Etc........................   35
  Section 6.04  Trustee, Paying Agents, Conversion Agents or Registrar
                May Own Securities.........................................   35
  Section 6.05  Monies to Be Held in Trust.................................   35
  Section 6.06  Compensation and Expenses of Trustee; Indemnity for
                Trustee....................................................   35
  Section 6.07  Officers' Certificate As Evidence..........................   36
  Section 6.08  Conflicting Interests of Trustee...........................   36
  Section 6.09  Eligibility of Trustee.....................................   36
  Section 6.10  Resignation or Removal of Trustee..........................   36
  Section 6.11  Acceptance by Successor Trustee............................   38
  Section 6.12  Succession By Merger.......................................   38
  Section 6.13  Preferential Collection of Claims..........................   39
  Section 6.14  Trustee's Application For Instructions From The Company....   39
ARTICLE 7 The Securityholders..............................................   39
  Section 7.01  Action By Securityholders..................................   39
  Section 7.02  Proof of Execution by Securityholders......................   39
  Section 7.03  Who Are Deemed Absolute Owners.............................   40
  Section 7.04  Company-owned Securities Disregarded.......................   40

  Section 7.05  Revocation Of Consents, Future Holders Bound...............   40
ARTICLE 8 Meetings Of Securityholders......................................   41
  Section 8.01  Purpose Of Meetings........................................   41
  Section 8.02  Call Of Meetings By Trustee................................   41
  Section 8.03  Call Of Meetings By Company Or Securityholders.............   41
  Section 8.04  Qualifications For Voting..................................   42
  Section 8.05  Regulations................................................   42
  Section 8.06  Voting.....................................................   42
  Section 8.07  No Delay Of Rights By Meeting..............................   43
ARTICLE 9 Supplemental Indentures..........................................   43
  Section 9.01  Supplemental Indentures Without Consent of
                Securityholders............................................   43
  Section 9.02  Supplemental Indenture With Consent Of Securityholders.....   45
  Section 9.03  Effect Of Supplemental Indenture...........................   46
  Section 9.04  Notation On Securities.....................................   46
  Section 9.05  Evidence Of Compliance Of Supplemental Indenture To Be
                Furnished To Trustee.......................................   46
ARTICLE 10 Consolidation, Merger, Sale, Conveyance And Lease...............   46
  Section 10.01 Company May Consolidate On Certain Terms...................   46
  Section 10.02 Successor To Be Substituted................................   47
  Section 10.03 Officers' Certificate and Opinion Of Counsel To Be Given
                To Trustee.................................................   48
ARTICLE 11 Satisfaction And Discharge Of Indenture.........................   48
  Section 11.01 Discharge Of Indenture.....................................   48
  Section 11.02 Deposited Monies To Be Held In Trust By Trustee............   48
  Section 11.03 Paying Agent To Repay Monies Held..........................   49
  Section 11.04 Return Of Unclaimed Monies.................................   49
  Section 11.05 Reinstatement..............................................   49
ARTICLE 12 Immunity Of Incorporators, Stockholders, Officers And
           Directors.......................................................   49
  Section 12.01  Indenture And Securities Solely Corporate Obligations.....   49
ARTICLE 13 General Provisions..............................................   50
  Section 13.01 Provisions Binding On Company's Successors.................   50
  Section 13.02 Official Acts By Successor Corporation.....................   50
  Section 13.03 Addresses For Notices, Etc.................................   50

  Section 13.04 Governing Law..............................................   50
  Section 13.05 Evidence Of Compliance With Conditions Precedent,
                Certificates To Trustee....................................   51
  Section 13.06 Legal Holidays.............................................   51
  Section 13.07 Trust Indenture Act........................................   51
  Section 13.08 No Security Interest Created...............................   52
  Section 13.09 Benefits Of Indenture......................................   52
  Section 13.10 Table Of Contents, Headings, Etc...........................   52
  Section 13.11 Authenticating Agent.......................................   52
  Section 13.12 Execution In Counterparts..................................   53
  Section 13.13 Severability...............................................   53
  Section 13.14 Currency Indemnity.........................................   53
  Section 13.15 Submission to Jurisdiction, Etc............................   53
  Section 13.16 Waiver of Immunity.........................................   54
  Section 13.17 Judgment Currency..........................................   54
ARTICLE 14 Redemption And Repurchase Of Securities.........................   55
  Section 14.01 Redemption of Securities...................................   55
  Section 14.02 Notice of Optional Redemption; Selection of Securities.....   55
  Section 14.03 Payment of Securities Called For Redemption by the
                Company....................................................   57
  Section 14.04 Conversion Arrangement on Call for Redemption..............   57
  Section 14.05 Requirement of Offer to Purchase Upon a Fundamental
                Change.....................................................   58
  Section 14.06 Securities Repurchased in Part.............................   61
  Section 14.07 Repayment to the Company...................................   61
  Section 14.08 Repurchase of Securities at Option of the Holder on
                Specified Dates............................................   61
  Section 14.09 Redemption For Tax Reasons.................................   64
ARTICLE 15 Conversion Of Securities........................................   66
  Section 15.01 Right To Convert...........................................   66
  Section 15.02 Exercise Of Conversion Privilege; Issuance Of Common
                Shares On Conversion; No Adjustment For Interest Or
                Dividends..................................................   66
  Section 15.03 Net Share Settlement Election..............................   68
  Section 15.04 Net Share Settlement Notices...............................   69

  Section 15.05 Cash Payments in Lieu of Fractional Shares.................   69
  Section 15.06 Conversion Rate............................................   70
  Section 15.07 Adjustment Of Conversion Rate..............................   70
  Section 15.08 Effect Of Reclassification, Consolidation, Merger or
                Sale.......................................................   78
  Section 15.09 Taxes On Shares Issued. Additional Amounts.................   79
  Section 15.10 Reservation of Shares, Shares to Be Fully Paid; Compliance
                With Governmental Requirements; Listing of Common
                Shares.....................................................   81
  Section 15.11 Responsibility Of Trustee..................................   82
  Section 15.12 Notice To Holders Prior To Certain Actions.................   82
  Section 15.13 Adjustment to Conversion Rate upon Occurrence of a
                Fundamental Change.........................................   83
  Section 15.14 Transfer Restrictions......................................   85

                                    INDENTURE

     INDENTURE dated as of December 10, 2007 between Canadian Solar Inc., a Canadian corporation (hereinafter called the "Company"), having its principal office at No. 199 Lushan Road, Suzhou New District, Suzhou, Jiangsu 215129, People's Republic of China, and The Bank of New York, a New York banking corporation, as trustee hereunder (hereinafter called the "Trustee").

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 6.0% Convertible Senior Notes due 2017 (the "Securities") and, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized,

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act (as defined herein) and in the Securities Act (as defined herein) as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this
Article include the plural as well as the singular.

     "Additional Amounts" has the meaning specified in Section 15.09.

     "Additional Common Shares" has the meaning specified in Section 15.13.

     "Additional Interest" has the meaning given the term "Additional Interest Amount" in Section 2(e) of the Registration Rights Agreement.

     "Additional Securities" means any Securities (other than the Initial Securities) issued pursuant to this Indenture in accordance with Section 2.01 hereof, as part of the same series and with the same CUSIP number as the Initial Securities.

     "Agent Members" has the meaning specified in Section 2.05(a).

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Affiliated Entities" means Dr. Shawn Qu and his estates, spouses, ancestors and lineal descendants (and spouses thereof), the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are sole beneficiaries or the grantors, or any Person of which any of the forgoing, individually or collectively, beneficially own voting securities representing at least a majority of the total voting power of all classes of share capital of such Person (exclusive of any matters as to which class voting rights exist).

     "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     "Business Day" means any day except a Saturday, Sunday or legal holiday on which The Federal Reserve Bank of New York is authorized or obligated by law, regulation or executive order to close.

     "Cash Settlement Averaging Period" means (a) with respect to any Conversion Date occurring on or after the 12th Scheduled Trading Day immediately preceding the Maturity Date, Redemption Date, Repurchase Date or Fundamental Change Purchase Date, the ten (10) consecutive Trading Day period beginning on, and including, the 12th Scheduled Trading Day immediately preceding such date, subject to any extension due to a Market Disruption Event and (b) in all other cases, the ten (10) consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the relevant Conversion Date.

     "Change in Control" means the occurrence of any of the following transactions:

          (i) a "person" or "group" within the meaning of Section l3(d)(3) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of Common Shares representing more than 50% of the voting power of the Common Shares entitled to vote generally in the election of the Board of Directors, but with respect to Dr. Shawn Qu and his Affiliated Entities, representing more than 60%; or

          (ii) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or

          (iii) a consolidation, merger or binding share exchange (other than any such transaction (a) that does not result in any reclassification, conversions, exchange or cancellation of outstanding Common Shares, and (b) pursuant to which holders of the Common Shares immediately before the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all Common Shares entitled to vote generally in elections of the Board of Directors of the continuing or surviving or successor Person immediately after giving effect to such issuance), or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another Person; or

          (iv) the Company's shareholders approve any plan or proposal for the Company's liquidation.

     Notwithstanding the foregoing, in the case of a consolidation or merger, it will not constitute a Change in Control if at least 90% of the consideration for the Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights and cash payment of the required cash payment, if any) in the consolidation or merger constituting the Change in Control consists of securities traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the Change in Control, and as a result of such consolidation or merger the securities become convertible solely into such securities.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Share Price" has the meaning specified in Section 15.13.

     "Common Shares" means any shares of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company. Subject to the provisions of Section 15.08, however, shares issuable on conversion of Securities shall include only shares of the class designated as common shares of the Company at the date of this Indenture (namely, the Common Shares, no par value) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company" means the corporation named as the "Company" in the preamble to this Indenture, and, subject to the provisions of Article 10 and Section 15.08, shall include its successors and assigns.

     "Company Order" has the meaning specified in Section 2.01.

     "Continuing Directors" means as of any date of determination, any individual who on the date of this Indenture was a member of the Board of Directors, together with any directors whose election, or, solely to fill the vacancy of a Continuing Director, appointment by the Board of Directors or whose nomination for election by the Company's shareholders is duly approved by the vote of a majority of the directors on the Board of Directors (or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed) then still in office who were either directors on the date of this Indenture or whose election, appointment (in the case of a vacancy of a Continuing Director), or nomination for election was previously approved by a majority of the Continuing Directors, either by specific vote or by approval of the proxy statement issued by the Company in which such individual is named as a nominee for director.

     "Conversion Date" means the Business Day on which the holder satisfies all of the requirements set forth in Section 15.02.

     "Conversion Notice" has the meaning specified in Section 15.02.

     "Conversion Price" as of any date shall equal $1,000 divided by the Conversion Rate as of such date.

     "Conversion Rate" has the meaning specified in Section 15.06.

     "Conversion Value" means the product of (a) the Conversion Rate multiplied by (b) the average of the Volume Weighted Average Price per Common Share on each of the Trading Days during the applicable Cash Settlement Averaging Period. The "Conversion Rate," as such term is used in the immediately preceding sentence, shall be appropriately adjusted to take into account the occurrence on or before the relevant Trading Day in the applicable Cash Settlement Averaging Period of any event that would require an adjustment to the applicable Conversion Rate pursuant to Section 15.07 of this Indenture.

     "Corporate Trust Office" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at The Bank of New York, 101 Barclay Street, Floor 4 East, New York, New York 10286, Fax No. (212) 815-5802 or (212) 815-5803, Attn: Global Trust Services (Canadian Solar Inc. - 6.0% Convertible Senior Notes due 2017), with a copy to: The Bank of New York, 12/F Three Pacific

Place, 1 Queen's Road East, Hong Kong, Fax No. (852) 2295-3283, Attn: Global Corporate Trust.

     "Custodian" means The Bank of New York, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Daily Common Share Amount" means, for each Trading Day of the Cash Settlement Averaging Period and each $1,000 principal amount of Securities surrendered for conversion, a number of Common Shares (but in no event less than zero) determined pursuant to the following formula:

    ( volume weighted average price        conversion rate )        specified
    (    per common share on such     x   in effect on the )   -       cash
    (          trading day                 conversion date )          amount
    -------------------------------------------------------------------------
     volume weighted average price per common share on such   x   10
                           trading day

The "Conversion Rate in effect on the Conversion Date," as such term is used in the formula set forth above, shall be appropriately adjusted to take into account the occurrence on or before the relevant Trading Day of any event that would require an adjustment to the applicable Conversion Rate pursuant to
Section 15.07 of this Indenture.

     "Defaulted Interest" has the meaning specified in Section 2.03.

     "Depositary" means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Securities. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

     "Effective Date" has the meaning specified in Section 15.13.

     "Event of Default" means any event specified in Section 5.01 as an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Ex-Dividend Date" means, with respect to any distribution on Common Shares, the first day on which the Common Shares trade on the applicable exchange, or in the applicable market, regular way, without the right to receive such distribution.

     "Fundamental Change" shall mean the occurrence of a Change in Control.

     "Fundamental Change Expiration Time" has the meaning specified in Section 14.05(b).

     "Fundamental Change Notice" has the meaning specified in Section 14.05(b).

     "Fundamental Change Purchase Date" has the meaning specified in Section 14.05.

     "Fundamental Change Purchase Notice" has the meaning specified in Section 14.05(b).

     "Global Security" has the meaning specified in Section 2.02.

     "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     "Ineligible Consideration" has the meaning specified in Section 15.08.

     "Initial Purchaser" means Piper Jaffray & Co.

     "Initial Securities" means securities in an aggregate principal amount of $75,000,000 initially issued under this Indenture.

     "Interest" means, when used with reference to the Securities, any interest payable under the terms of the Securities, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement and any Additional Amounts.

     "Last Reported Sale Price" of the Common Shares on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the Nasdaq Global Market or other principal United States securities exchange on which Common Shares are traded or, if the Common Shares are not listed for trading on a United States national or regional securities exchange on the relevant date, the "Last Reported Sale Price" of the Common Shares will be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Shares are not so quoted, the "Last Reported Sale Price" of the Common Shares will be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three U.S. nationally recognized independent investment banking firms selected by us for this purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

     "Market Disruption Event" means the occurrence or existence for more than one-half hour period in the aggregate on any Trading Day for the Company's Common Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Company's Common Shares or in any options, contracts or future contracts relating solely to the Company's Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

     "Maturity Date" means December 15, 2017.

     "Notice of Election" has the meaning specified in Section 14.09.

     "Officers' Certificate", when used with respect to the Company, means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary of the Company.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which opinion shall be reasonably acceptable to the Trustee.

     "Outstanding", when used with reference to Securities and subject to the provisions of Section 7.04, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

     (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (b) Securities, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) that shall have been otherwise defeased in accordance with Article 11;

     (c) Securities in lieu of which, or in substitution for which, other Securities shall have been authenticated and delivered pursuant to the terms of
Section 2.06; and

     (d) Securities converted into either Common Shares, cash, or a combination of cash and Common Shares pursuant to Article 15 and Securities deemed not outstanding pursuant to Article 14.

     "Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

     "PORTAL Market" means the PORTAL Market operated by The Nasdaq Stock Market, Inc. or any successor thereto.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security that it replaces.

     "Prescribed Securities" has the meaning specified in Section 15.08.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 10, 2007 between the Company and the Initial Purchaser, as amended from time to time in accordance with its terms.

     "Relevant Taxing Jurisdiction" means any jurisdiction in which the Company or any successor are organized or resident for tax purposes or through which payment is made (or any political subdivision or taxing authority thereof or therein).

     "Repurchase Date" has the meaning specified in Section 14.08(a).

     "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

     "Restricted Securities" has the meaning specified in Section 2.05(a).

     "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

     "Rights" has the meaning specified in Section 15.07(b).

     "Rights Plan" has the meaning specified in Section 15.07(b).

     "Rule 144" means Rule 144 as promulgated under the Securities Act.

     "Rule 144A" means Rule 144A as promulgated under the Securities Act.

     "Scheduled Trading Day" means a day that is scheduled to be a Trading Day.

     "Securities" has the meaning specified in the preamble to this Indenture. The Initial Securities and the Additional Securities shall be treated as a single class and have the same CUSIP number for purposes of this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Security Register" has the meaning specified in Section 2.05.

     "Security Registrar" has the meaning specified in Section 2.05.

     "Securityholder" or "holder" as applied to any Security, or other similar terms, means any Person in whose name at the time a particular Security is registered on the Security Registrar's books.

     "Significant Subsidiary" means a Subsidiary of the Company (or any successor) which, at the time of determination, either (a) had assets which, as of the date of the Company's (or such successor's) most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's (or such successor's) total assets on a consolidated basis as of such date or (b) had revenues for the 12-month period ending on the date of the Company's (or such successor's) most recent quarterly consolidated statement of income which constituted at least 10% of the

Company's (or such successor's) total revenues on a consolidated basis for such period; provided that CSI Solartronics (Changshu) Ltd., CSI Solar Manufacture Inc., CSI Solar Technologies Inc., CSI Central Solar Power Co., Ltd., CSI Solarchip International Co., Ltd. and Changshu CSI Advanced Solar Inc., and any of their respective successors shall at all times be Significant Subsidiaries.

     "Spin-Off" has the meaning specified in Section 15.07(c).

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

     "Tax Redemption Date" has the meaning specified in Section 15.09.

     "Tax Redemption Price" has the meaning specified in Section 15.09.

     "Trading Day" means a day during which (i) there is no Market Disruption Event and (ii) the Nasdaq Global Market, or if the Company's Common Shares are not listed on the Nasdaq Global Market, the principal U.S. securities exchange on which the Company's Common Shares are listed, is open for trading or if the Company's Common Shares are not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the third sentence of that definition), "trading day" will mean any Business Day.

     "Trigger Event" has the meaning specified in Section 15.07(c).

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Section
9.03 and Section 15.08; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means The Bank of New York and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

     "Volume Weighted Average Price" per Common Share on any Trading Day means such price as displayed on Bloomberg (or any successor service) page CSIQ (equity) VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day. If such price is not available, the Volume Weighted Average Price means the market value per Common

Share on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                                    ARTICLE 2
                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF SECURITIES

     Section 2.01 Designation Amount And Issue Of Securities. The Securities shall be designated as "6.0% Convertible Senior Notes due 2017."

     The Trustee shall authenticate and make available for delivery Initial Securities for original issue in the aggregate principal amount of up to $75,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Initial Securities outstanding at any time may not exceed $75,000,000 except as provided in Section 2.06. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Securities, and the Trustee shall thereupon authenticate and deliver said Additional Securities to or upon the written order of the Company, without any further action by the Company hereunder; provided however that the Company may issue Additional Securities only if: (1) such Additional Securities and Initial Securities are treated as part of the same issue of debt instruments for purposes of U.S. federal income tax laws; (2) such Additional Securities shall have the same CUSIP number as the Initial Securities; and (3) the Trustee receives an Officers' Certificate and an Opinion of Counsel to the effect that such issuance of Additional Securities complies with the provisions of this Indenture, including each provision of this paragraph.

     Section 2.02 Form of Securities. The Securities and the Trustee's certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Security attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by The Nasdaq Stock Market, Inc. in order for the Securities to be tradable in the PORTAL Market or as may be required for the Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.

     So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by
Section 1.1(1), all of the Securities will be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (a "Global Security"). The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 1.1(1), beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Security (other than in an enforcement by such owner of a beneficial interest to exchange such beneficial interest for Securities in certificated form).

     Any Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby or to reflect the increase in the principal amount of the Securities permitted by Section 2.01. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Global Securities in accordance with this Indenture. Payment of principal of and Interest and premium, if any, on any Global Security shall be made to the holder of such Security.

     Section 2.03 Date And Denomination Of Securities; Payments Of Interest. The Securities shall be issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. Each Security shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the form of Security attached as Exhibit A hereto. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Person in whose name any Security (or its Predecessor Security) is registered on the Security Register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the Interest payable on such interest payment date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the repurchase date, as the case may be, falls after a record date and on or prior to the corresponding interest payment date, in which case the semi-annual payment of Interest becoming due on such interest payment date shall be payable to the holders of such Securities registered as such on the applicable record date).

     Notwithstanding the foregoing, if any Security (or portion thereof) is converted into Common Shares during the period after a record date for the payment of Interest to, but excluding, the opening of business on the next succeeding interest payment date, holders of such Security at the close of business on the record date shall receive Interest payable on such Security (or portion thereof) on the corresponding interest payment date notwithstanding the conversion. Such Security (or portion thereof), upon surrender for conversion, shall be accompanied by funds equal to the amount of Interest payable on such Security so converted; provided that no such payment shall be made (i) if the Company has specified a redemption date that is after a record date but on or prior to the next succeeding interest payment date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a record date but on or prior to the next succeeding interest payment date or (iii) to the extent of any overdue Interest at the time of conversion with respect to such Security. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of The Bank of New York, having an office as of the date of this Indenture at 101 Barclay Street, Floor 4 East, New York, New York 10286, attention: Global Trust Services (Canadian Solar Inc. - 6.0% Convertible Senior Notes due 2017). The Company shall pay Interest (i) on any Securities in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Interest on aggregate principal in excess of $5 million, which shall remain in effect until such Person notifies, in writing, the Registrar to the contrary) or
(ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "record date" with respect to any interest payment date shall mean the June 1 and December 1 preceding the applicable June 15 or December 15 interest payment date, respectively.

     Notwithstanding the foregoing, any Interest on any Security which is payable, but is not punctually paid or duly provided for, on any June 15 or December 15 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Securityholder on the relevant record date by virtue of his having been such Securityholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Security Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Section 2.04 Execution of Securities. The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, Chief Financial Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Security attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 13.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company, and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     Section 2.05 Exchange and Registration of Transfer of Securities; Restrictions on Transfer. (1) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 3.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "Security

Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may appoint one or more co-registrars in accordance with Section 3.02.

     Upon surrender for registration of transfer of any Security to the Security Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

     Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     All Securities presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Securities shall be duly executed by the Securityholder thereof or his attorney duly authorized in writing.

     No service charge shall be made to any holder for any registration of transfer or exchange of Securities, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

     Neither the Company nor the Trustee nor any Security Registrar shall be required to exchange or register a transfer of (a) any Securities or portions thereof for a period of fifteen (15) days next preceding any selection of Securities to be redeemed, (b) any Securities or portions thereof surrendered for conversion pursuant to Article 15 or (c) any Securities or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 14.

     (a) The following provisions shall apply only to Global Securities:

          (i) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          (ii) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor depositary has not been appointed by the Company within ninety (90) days or (ii) has ceased to be a clearing agency registered under the Exchange Act and no successor clearing agency has been appointed by the Company within 90 days,
     (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Securities represented by Global Securities; provided that beneficial interests in a Global Security may be exchanged for definitive certificated Securities upon request by or on behalf of the Depositary in accordance with customary procedures. Any Global Security exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause
     (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (iii) Securities issued in exchange for a Global Security or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Security issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

          (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

          (v) Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

          (vi) At such time as all interests in a Global Security have been redeemed, repurchased, converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

     (b) The transfer restrictions set forth below shall apply to the Securities, whether in the form of a Global Security or a Certificated Security.

     Until the date that is two years after the last original issue date of the Securities, any certificate evidencing such Security (and all securities issued in exchange therefor or in substitution thereof) and any share certificate representing Common Shares issued upon conversion of any Security shall bear the Restricted Securities Legend, unless (1) such Security or such Common Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Shares have been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act or any similar provision then in force, (2) such Security or such Common Shares are eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) as is in effect on the date of transfer of such Security or (3) otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

     Every Security that bears or is required under this Section 2.05(b) to bear the Restricted Securities Legend (the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including those set forth in the Restricted Securities Legend) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Securityholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

     Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Securities Legend have been satisfied may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend. If the Restricted Security surrendered for exchange is represented by a Global Security bearing a Restricted Securities Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Restricted Securities Legend shall be increased by an equal principal amount. If a Global Security without the Restricted Securities Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Security without the Restricted Securities Legend to the Depositary.

     Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Restricted Securities Legend.

     (c) Any Security or Common Shares issued upon the conversion of a Security that is purchased or owned by the Company or any Subsidiary thereof may not be resold by the Company or such Subsidiary unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Common Shares, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

     (d) The Company shall use its best efforts to prevent any Affiliate who is not a Subsidiary from reselling any Security or Common Shares issued upon the conversion of a Security, except for the resale of such Securities or Common Shares pursuant to an effective registration statement or resales of such Securities or Common Shares to the Company or a Subsidiary.

     (e) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities shall be given or made only to or upon the order of the registered Securityholders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.06 Mutilated, Destroyed, Lost or Stolen Securities. In case any Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case, the applicant for a substituted Security shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

     Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Security and make available for delivery such Security. Upon the issuance of any substituted Security, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature or has been called for redemption or has been tendered for purchase upon a Fundamental Change or on a Repurchase Date (and not withdrawn) or is to be converted into Common Shares shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Security), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section
2.06 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Securities duly issued hereunder. To the extent permitted by law, all Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

     Section 2.07 Temporary Securities. Pending the preparation of Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Securities in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 3.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in certificated form authenticated and delivered hereunder.

     Section 2.08 Cancellation of Securities. All Securities surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Security Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     Section 2.09 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or repurchases as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or a repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                       PARTICULAR COVENANTS OF THE COMPANY

     Section 3.01 Payment of Principal, Premium and Interest. The Company will duly and punctually pay or cause to be paid the principal of and premium, if any (including the redemption price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 14), and Interest, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

     Section 3.02 Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Trustee as paying agent, Security Registrar, Custodian and conversion agent and the Corporate Trust Office shall be considered as an office or agency of the Company for each of the aforesaid purposes.

     Section 3.03 Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 3.04 Provisions as to Paying Agent. If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04:

          (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or Interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities;

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of and premium, if any, or Interest on the Securities when the same shall be due and payable; and

          (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Company shall, at least one Business Day prior to each due date of the principal of, premium, if any, or Interest on the Securities, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or Interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that such deposit shall be received by the paying agent no later than 10:00 a.m. New York City time, one Business Day prior to such payment due date.

     (a) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or Interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, premium, if any, or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of, premium, if any, or Interest on the Securities when the same shall become due and payable.

     (b) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

     (c) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 11.03 and 11.04.

     The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

     Section 3.05 Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Securityholders.

     Section 3.06 Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as is consistent with the Company's past practice and is in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 3.06 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Securityholders.

     Section 3.07 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Securities or with respect to this Indenture other than pursuant to Section 2.06; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries, taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 3.08 Rule 144A Information Requirement. Within the period prior to the date that is two years after the last original issue date of the Securities, the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Securities or any Common Shares issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Shares designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Securities or such Common Shares and it will take such further action as any holder or beneficial holder of such Securities or such Common Shares may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Securities or Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Securities or such Common Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Section 3.09 Stay, Extension and Usury Laws. The Company (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or Interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 3.10 Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

     The Company will deliver to the Trustee, forthwith upon becoming aware of
(i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

     Any notice required to be given under this Section 3.10 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

     Section 3.11 Additional Interest Notice. If the Company is required to pay Additional Interest to holders of Securities pursuant to the Registration Rights Agreement or Additional Amounts pursuant to Section 15.09 hereof, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Interest or Additional Amounts that is payable,
(ii) the reason why such Additional Interest or Additional Amounts are payable and (iii) the date on which such Additional Interest or Additional Amounts are payable. Unless and until a Responsible Officer of the Trustee receives such an Officers' Certificate, the Trustee may assume without inquiry that no Additional Interest or Additional Amounts are payable. If the Company has paid Additional Interest or Additional Amounts to the persons entitled to such amounts, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

     Section 3.12 Reports

     (a) The Company shall file all reports and other information and documents which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the Commission, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee. The Company also shall comply with the provisions of the Trust Indenture Act Section 314(a).

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee and Agents are entitled to rely exclusively on Officers' Certificates).

                                    ARTICLE 4
                       SECURITYHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

     Section 4.01 Securityholders' Lists. The Company will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each June 1 or December 1 in each year beginning with June 1, 2008, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Securities as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Security Registrar.

     Section 4.02 Preservation And Disclosure Of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 4.01 or maintained by the Trustee in its capacity as Security Registrar or co-registrar in respect of the Securities, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

     (a) The rights of Securityholders to communicate with other holders of Securities with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (b) Every Securityholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Securities made pursuant to the Trust Indenture Act.

     Section 4.03 Reports By Trustee. Within sixty (60) days after May 15 of each year commencing with the year 2008 and for so long as any Notes remain outstanding, the Trustee shall transmit to holders of Securities such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

     A copy of such report shall, at the time of such transmission to holders of Securities, be filed by the Trustee with each stock exchange and automated quotation system upon which the

Securities are listed and with the Commission. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange or automated quotation system or delisted therefrom.

     Section 4.04 Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Securities, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto, whether or not the Securities are governed by the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

                                    ARTICLE 5
                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                             ON AN EVENT OF DEFAULT

     Section 5.01 Events Of Default. If one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

     (a) default in the payment of any installment of Interest, including any Additional Interest, upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of thirty
(30) days; or

     (b) default in the payment of the principal of or premium, if any, on any of the Securities, including any Additional Amounts, as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, by acceleration or otherwise, upon declaration or otherwise; or

     (c) default in the Company's obligation to provide an offer to purchase the Securities in the form of a Fundamental Change Notice upon a Fundamental Change as provided in Section 14.05; or

     (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the

Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities at the time outstanding determined in accordance with Section 7.04; or

     (e) failure by the Company or any of its Significant Subsidiaries to make any payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of US$5 million (or its equivalent in any other currency or currencies) in the aggregate of the Company and/or any such Significant Subsidiary, whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Significant Subsidiary; or

     (f) failure by the Company to comply with its obligations to deliver Common Shares, cash or a combination of cash and Common Shares upon conversion of the Securities within the time period specified in Section 15.02; or

     (g) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of the property of the Company or such Significant Subsidiary, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or such Significant Subsidiary, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due; or

     (h) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of the property of the Company or such Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 5.01(g) or 5.01(h) with respect to the Company), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Securities then outstanding hereunder determined in accordance with Section 7.04, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal of and premium, if any, on all the Securities and the Interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. If an Event of Default specified in Section 5.01(g) or 5.01(h) occurs with respect to the Company, the principal of all the Securities and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Securities and the principal of and premium, if any, on any and all Securities which shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Securities, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 6.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued Interest on Securities which shall have become due by acceleration, shall have been cured or waived pursuant to Section 5.07, then and in every such case the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Securities, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Securities, and the Trustee shall continue as though no such proceeding had been taken.

     Section 5.02 Payments of Securities on Default; Suit Therefor. The Company covenants that in case default shall be made in the payment of (a) any installment of Interest upon any of the Securities as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) the payment of the principal of or premium, if any, on any of the Securities as and when the same shall have become due and payable, whether at maturity of the Securities or in connection with any redemption or repurchase, by or under this Indenture, by declaration (subject to Section 5.01) or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have become due and payable on all such Securities for principal and premium, if any, or Interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate set forth in the Securities for overdue payments of principal and Interest and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 6.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and Interest on the Securities to the registered holders, whether or not the Securities are overdue.

     If the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Securities and collect in the manner provided by law out of the property of the Company or any other obligor on the Securities wherever situated the monies adjudged or decreed to be payable.

     If there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and Interest owing and unpaid in respect of the Securities, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 6.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Securityholders, to first pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Securities.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

     Section 5.03 Application of Monies Collected By Trustee. Any monies collected by the Trustee pursuant to this Article 5 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 6.06;

     SECOND: In case the principal of the outstanding Securities shall not have become due and be unpaid, to the payment of Interest on the Securities in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Securities, such payments to be made ratably to the Persons entitled thereto;

     THIRD: In case the principal of the outstanding Securities shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Securities for principal and premium, if any, and Interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of Interest, or of any Security over any other Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid Interest; and

     FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

     Section 5.04 Proceedings by Securityholders. No holder of any Security shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities (except as otherwise provided herein). For the protection and enforcement of this Section 5.04, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provision of this Indenture and any provision of any Security, the right of any holder of any Security to receive payment of the principal of and premium, if any (including the redemption price upon redemption or any repurchase price pursuant to Article 14), and accrued Interest on such Security, on or after the respective due dates expressed in such Security or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

     Anything in this Indenture or the Securities to the contrary notwithstanding, the holder of any Security, without the consent of either the Trustee or the holder of any other Security, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

     Section 5.05 Proceedings By Trustee. If an Event of Default has occurred and is continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 5.06 Remedies Cumulative And Continuing. Except as provided in
Section 2.06, all powers and remedies given by this Article 5 to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 5.04, every power and remedy given by this Article 5 or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

     Section 5.07 Direction of Proceedings and Waiver of Defaults By Majority of Securityholders. The holders of a majority in aggregate principal amount of the Securities at the time outstanding determined in accordance with Section 7.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that (i) would benefit some Securityholder to the detriment of other Securityholders; or (ii) for which the Trustee has not received indemnity satisfactory to it, and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Securities at the time outstanding determined in accordance with Section 7.04 may, on behalf of the holders of all of the Securities, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest or premium, if any, on, or the principal of, the Securities, (ii) a failure by the Company to convert any Securities into Common Shares, cash or a combination of cash and Common Shares, (iii) a default in the payment of the redemption price pursuant to Article 14, (iv) a default in the payment of any repurchase price pursuant to Article 14 or (v) a default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of the holders of each or all Securities then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 5.08 Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee receives written notice of the occurrence of a default, mail to all Securityholders, as the names and addresses of such holders appear upon the Security Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of, or premium, if any, or Interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

     Section 5.09 Undertaking To Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section

5.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than ten percent in principal amount of the Securities at the time outstanding determined in accordance with
Section 7.04, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or premium, if any, or Interest on any Security on or after the due date expressed in such Security or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 15.

                                    ARTICLE 6
                                   THE TRUSTEE

     Section 6.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

          (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding determined as provided in Section 7.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Securities;

     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

     (g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless it shall have been notified in writing, which shall include a reference to this Indenture, of such Event of Default by the Company or the holders of at least 10% in aggregate principal amount of the Securities.

     (h) the Trustee shall not be liable if prevented or delayed in performing any of its duties by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

     (i) under no circumstances will the Trustee be liable to the Company or any other party to this Indenture for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever; in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 6.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 6.01:

     (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Security, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Security or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

     (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

     (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

     (j) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

     Section 6.03 No Responsibility For Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 6.04 Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities. The Trustee, any paying agent, any conversion agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, conversion agent or Security Registrar.

     Section 6.05 Monies to Be Held in Trust. Subject to the provisions of
Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

     Section 6.06 Compensation and Expenses of Trustee; Indemnity for Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee in writing, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions in the fulfillment of its obligations under this Indenture, for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its or their powers or duties. The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture and the resignation and/or removal of the Trustee in any capacity hereunder.

     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(g) or (h) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

     Section 6.07 Officers' Certificate As Evidence. Except as otherwise provided in Section 6.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

     Section 6.08 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall (i) eliminate such interest within 90 days after ascertaining that it has such conflicting interest, (ii) apply to the Commission for permission to continue as trustee or (iii) resign, in each case to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 6.09 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.10 Resignation or Removal of Trustee.

     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Securityholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Securityholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Securityholder who has been a bona fide holder of a Security or Securities for at least six (6) months may, subject to the provisions of Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six (6) months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, any Securityholder who has been a bona fide holder of a Security or Securities for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Securityholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Securityholder, or if such Trustee so removed or any Securityholder fails to act, the Company, upon the terms and conditions and otherwise as provided in
Section 6.10(a), may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

     (e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 6.06 shall continue for the benefit of the retiring Trustee.

     Section 6.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 6.06.

     No successor trustee shall accept appointment as provided in this Section
6.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 6.08 and be eligible under the provisions of Section 6.09.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 6.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 6.12 Succession By Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 6.13 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

     Section 6.14 Trustee's Application For Instructions From The Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                    ARTICLE 7
                               THE SECURITYHOLDERS

     Section 7.01 Action By Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of
Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Securities, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

     Section 7.02 Proof of Execution by Securityholders. Subject to the provisions of Sections 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the registry of such Securities or by a certificate of the Security Registrar.

     The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.06.

     Section 7.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Security Registrar may deem the Person in whose name such Security shall be registered upon the Security Register to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and Interest on such Security, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.

     Section 7.04 Company-owned Securities Disregarded. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent, waiver or other action under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or any Affiliate of the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Securities which a Responsible Officer knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not the Company, any other obligor on the Securities or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

     Section 7.05 Revocation Of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

                                    ARTICLE 8
                           MEETINGS OF SECURITYHOLDERS

     Section 8.01 Purpose Of Meetings. A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this
Article 8 for any of the following purposes:

     (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article 5;

     (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;

     (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

     (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

     Section 8.02 Call Of Meetings By Trustee. The Trustee may at any time call a meeting of Securityholders at the expense of the Company to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.01, shall be mailed to holders of Securities at their addresses as they shall appear on the Security Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

     Any meeting of Securityholders shall be valid without notice if the holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 8.03 Call Of Meetings By Company Or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such

Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

     Section 8.04 Qualifications For Voting. To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Securities on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 8.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote at the meeting.

     Subject to the provisions of Section 7.04, at any meeting each Securityholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice. For purposes of this Indenture, "quorum" shall mean at a meeting of Securityholders, one or more Persons present in person holding or representing in the aggregate not less than 50% in aggregate principal amount of the Securities then outstanding.

     Section 8.06 Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballot on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 8.07 No Delay Of Rights By Meeting. Nothing contained in this
Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                    ARTICLE 9
                             SUPPLEMENTAL INDENTURES

     Section 9.01 Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

     (a) make provision with respect to the conversion rights of the holders of Securities pursuant to the requirements of Section 15.08 and the repurchase obligations of the Company pursuant to the requirements of Section 14.05;

     (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities, any property or assets or to add any guarantees with respect to the Securities;

     (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 10;

     (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

     (e) to increase the Conversion Rate or Interest rate on the Securities;

     (f) to surrender any right or power conferred upon the Company by the Indenture;

     (g) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

     (h) to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture, in each case that shall not materially adversely affect the interests of the holders of the Securities;

     (i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

     (j) to reopen this Indenture and issue Additional Securities in accordance with the provisions of Section 2.01 hereof;

     (k) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

     (l) make any change that does not materially adversely affect the rights of any holder of the Securities, provided that any amendment made solely to conform the provisions of this Indenture or the Securities to the description of the notes in the related offering memorandum will not be deemed to materially adversely affect the rights of any holder.

     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section
9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

     Notwithstanding any other provision of the Indenture or the Securities, the Registration Rights Agreement and the obligation to pay Additional Interest thereunder may be amended, modified or waived only in accordance with the provisions of the Registration Rights Agreement.

     Section 9.02 Supplemental Indenture With Consent Of Securityholders. With the consent (evidenced as provided in Article 7) of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Security, change the Company's obligation to pay Additional Amounts; or reduce the rate or extend the time of payment of Interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, or change the obligation of the Company to make an offer to purchase any Security upon the happening of a Fundamental Change or upon a Repurchase Date in a manner adverse to the holders of Securities, or impair the right of any Securityholder to receive payment of principal of and Interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment thereof, or make the principal thereof or Interest or premium, if any, thereon payable in any coin or currency other than that provided in the Securities, or impair the right to convert the Securities into Common Shares, cash or a combination of cash and Common Shares or reduce the number of Common Shares or amount of cash or any other property receivable by a Securityholder upon conversion subject to the terms set forth herein, including Section 15.07 and Section 15.08, in each case, without the consent of the holder of each Security so affected, or (ii) modify any of the provisions of this Section 9.02 or Section 5.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Security so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 3.02, or reduce the quorum or voting requirements set forth in Article 8 or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities then outstanding.

     Notwithstanding the foregoing, with the consent of at least 25% in aggregate principal amount of the Securities, the Company and the Trustee may amend this Indenture to permit settlement upon conversion of the Securities in cash or a combination of cash and Common Shares as described in Section 15.03. The Trustee shall be held harmless and shall have no liability with respect to the foregoing.

     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 9.03 Effect Of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.04 Notation On Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 13.11) and delivered in exchange for the Securities then outstanding, upon surrender of such Securities then outstanding.

     Section 9.05 Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

                                   ARTICLE 10
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     Section 10.01 Company May Consolidate On Certain Terms. Subject to the provisions of Section 10.02, the Company shall not consolidate with or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the

Company sell, convey, transfer or lease all or substantially all of the property and assets of the Company to any other Person (whether or not affiliated with the Company), unless: (i) the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and premium, if any, and Interest on all of the Securities, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.08; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

     Section 10.02 Successor To Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and Interest on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     Section 10.03 Officers' Certificate and Opinion Of Counsel To Be Given To Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 10.

                                   ARTICLE 11
                     SATISFACTION AND DISCHARGE OF INDENTURE

     Section 11.01 Discharge Of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered in each case pursuant to Section 2.06) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, cash sufficient to pay at maturity or upon redemption of all of the Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and Interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from a nationally recognized firm of independent certified accountants or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Securityholders to receive payments of principal of and premium, if any, and Interest on, the Securities and the other rights, duties and obligations of Securityholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 13.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

     Section 11.02 Deposited Monies To Be Held In Trust By Trustee. Subject to
Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01, shall be held in trust for the sole benefit of the Securityholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest and premium, if any.

     Section 11.03 Paying Agent To Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

     Section 11.04 Return Of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or Interest on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of, premium, if any, or Interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Securities shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

     Section 11.05 Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 11.02; provided that if the Company makes any payment of Interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE 12
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

     Section 12.01 Indenture And Securities Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or Interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     Section 13.01 Provisions Binding On Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

     Section 13.02 Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

     Section 13.03 Addresses For Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by express overnight air courier for next day delivery or sent by telecopier transmission addressed as follows: to Canadian Solar Inc., No. 199 Lushan Road, Suzhou New District, Suzhou, Jiangsu 215011, People's Republic of China, Fax No.: (86-512) 6690-8087, Attention: Bing Zhu. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: The Bank of New York, 101 Barclay Street, Floor 4 East, New York, New York 10286, Fax No.: (212) 815-5802 or (212) 815-5803, Attention: Global Trust Services (Canadian Solar Inc. - 6.0% Convertible Senior Notes due 2017) with a copy to:
The Bank of New York, 12/F Three Pacific Place, 1 Queen's Road East, Hong Kong, Fax No. (852) 2295-3283 to the attention of Global Corporate Trust (Canadian Solar Inc. - 6.0% Convertible Senior Notes due 2017).

     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail, postage prepaid, or sent by express overnight air courier for next day delivery at his address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 13.04 Governing Law. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

     Section 13.05 Evidence Of Compliance With Conditions Precedent, Certificates To Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of the Section 314(e) of the Trust Indenture Act and shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 13.06 Legal Holidays. In any case in which the date of maturity of Interest on or principal of the Securities or the redemption date of any Security will not be a Business Day, then payment of such Interest on or principal of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date, and no Interest shall accrue for the period from and after such date.

     Section 13.07 Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 13.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control. The following Trust Indenture Act terms have the following meanings:

     "indenture securities" means the Securities.

     "indenture security holder" means a holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     Section 13.08 No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

     Section 13.09 Benefits Of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Security Registrar and their successors hereunder and the holders of Securities any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 13.10 Table Of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 13.11 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Securities in connection with the original issuance thereof and transfers and exchanges of Securities hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 14.03 and 14.05, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Securities. For all purposes of this Indenture, the authentication and delivery of Securities by the authenticating agent shall be deemed to be authentication and delivery of such Securities "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Securities for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 13.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Securities as the names and addresses of such holders appear on the Security Register.

     The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

     The provisions of Sections 6.02, 6.03, 6.04 and 7.03 and this Section 13.11 shall be applicable to any authenticating agent.

     Section 13.12 Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 13.13 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 13.14 Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Securities, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any holder of a Security in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Security, the Company shall indemnify such holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such holder, such holder shall, by accepting a Security, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

     For the purposes of this Section 13.14, it shall be sufficient for the holder of a Security to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Security and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security.

     Section 13.15 Submission to Jurisdiction, Etc.

     The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 13.03 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Indenture.

     Section 13.16 Waiver of Immunity

     With respect to any suit or proceeding arising out of or relating to this Indenture, the Purchase Agreement, the Registration Rights Agreement or the Securities or the transactions contemplated hereby or thereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

     Section 13.17 Judgment Currency

     The obligation of the Company in respect of any sum due to the Initial Purchaser under this Indenture shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the "Judgment Currency"), not be discharged until the first Business Day, following receipt by the Initial Purchaser of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) the Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to the Initial Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Initial Purchaser against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to the Initial Purchaser hereunder, the Initial Purchaser agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to the Initial Purchaser hereunder.

                                   ARTICLE 14
                     REDEMPTION AND REPURCHASE OF SECURITIES

     Section 14.01 Redemption of Securities. The Company may not redeem any Securities prior to December 24, 2012. At any time on or after December 24, 2012 and prior to maturity, and subject to the proviso below, the Securities may be redeemed in cash at the option of the Company, at any time and from time to time, upon notice as set forth in Section 14.02, at a redemption price per security equal to 100% of the principal amount of the Security, together with accrued and unpaid Interest, if any, to, but excluding, the date fixed for redemption; (i) in whole or in part, if the Last Reported Sale Price of the Common Shares for at least 20 Trading Days in a period of 30 consecutive Trading Days ending within five (5) Trading Days immediately preceding the notice to holders is at least 130% of the applicable Conversion Price in effect on such Trading Day or (ii) in whole only, if at least 95% of the initial aggregate principal amount of Securities originally issued have been redeemed, repurchased or converted and, in each case, cancelled by the Trustee; and provided further that if the redemption date falls after a record date and on or prior the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of such Securities on the applicable record date instead of the holders surrendering such Securities for redemption on such date.

     Section 14.02 Notice of Optional Redemption; Selection of Securities. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Securities pursuant to Section 14.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than twenty (20) nor more than sixty (60) days prior to the redemption date to each holder of Securities so to be redeemed as a whole or in part at its last address as the same appears on the Security Register; provided that if the Company shall give such notice, it shall also give written notice of the redemption date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Security called for redemption.

     Each such notice of redemption shall specify the aggregate principal amount of Securities to be redeemed, the CUSIP number or numbers of the Securities being redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Securities are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that Interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and Conversion Price and the date on which the right to convert such Securities or portions thereof into Common Shares will expire. If fewer than all the Securities are to be redeemed, the notice of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any). In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 14.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Securities (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Shares) at the appropriate redemption price, together with accrued Interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 14.02 in excess of amounts required hereunder to pay the redemption price and accrued interest to, but excluding, the redemption date. If any Security called for redemption is converted pursuant hereto prior to such redemption date, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Securities are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five
(45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Securities to be redeemed.

     If less than all of the outstanding Securities are to be redeemed, the Trustee shall select the Securities or portions thereof of the Global Security or the Securities in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Security selected for partial redemption is submitted for conversion in part after such selection, the portion of such Security submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is submitted for conversion in part before the mailing of the notice of redemption.

     Upon any redemption of less than all of the outstanding Securities, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Securities as are unconverted and outstanding at the time of redemption, treat as outstanding any Securities surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any

Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

     Section 14.03 Payment of Securities Called For Redemption by the Company. If notice of redemption has been given as provided in Section 14.02, the Securities or portion of Securities with respect to which such notice has been given shall, unless converted into Common Shares pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with Interest accrued to (but excluding) the redemption date, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with Interest accrued to said date) Interest on the Securities or portion of Securities so called for redemption shall cease to accrue and, after the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in the payment of such Securities at the redemption price, together with Interest accrued to said date) such Securities shall cease to be convertible into Common Shares and, except as provided in Section 6.05 and Section 11.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid Interest to (but excluding) the redemption date. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with Interest accrued thereon to, but excluding, the redemption date; provided that if the redemption date falls after a record date and on or prior the corresponding interest payment date, then the Interest payable on such interest payment date shall be paid to the holders of record of such Securities on the applicable record date instead of the holders surrendering such Securities for redemption on such date.

     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.

     Notwithstanding the foregoing, the Trustee shall not redeem any Securities or mail any notice of redemption (i) during the continuance of a default in payment of Interest or premium, if any, on the Securities and (ii) if the principal amount of the Securities has been accelerated.

     Section 14.04 Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with Interest accrued to, but excluding, the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article 14, the obligation of the Company to pay the redemption price of such Securities, together with Interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article
15) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

     Section 14.05 Requirement of Offer to Purchase Upon a Fundamental Change. If there shall occur a Fundamental Change at any time prior to maturity of the Securities, then the Company shall be required to make an offer to each Securityholder to purchase for cash all of such holder's Securities, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the "Fundamental Change Purchase Date") specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Notice (as defined in Section 14.05(b)) of such Fundamental Change at a purchase price equal to 100% of the principal amount thereof, together with accrued Interest to, but excluding, the Fundamental Change Purchase Date; provided that if such Fundamental Change Purchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of the Securities on the applicable record date instead of the holders surrendering the Securities for purchase on such Fundamental Change Purchase Date. Purchases of Securities under this Section 14.05 shall be made, at the option of the holder thereof, upon:

          (i) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed notice (the "Fundamental Change Purchase Notice") in the form set forth on the reverse of the Security prior to the close of business on the Fundamental Change Purchase Date; and

          (ii) delivery or book-entry transfer of the Securities to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in
     Section 3.02 or at any other office of the paying agent, such delivery being a condition to receipt by the holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section
     14.05 only if the Security so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

     The Company shall purchase from each holder thereof that accepts the offer to purchase, pursuant to this Section 14.05, a portion of a Security, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 14.05 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Security.

     Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 14.05 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 14.05(c) below.

     The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     (b) On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Fundamental Change a notice (the "Fundamental Change Notice") of the occurrence of such Fundamental Change and of the right at the option of the holders to accept the Company's offer to purchase arising as a result thereof. Such mailing shall be by first class mail. If the Company shall give such notice, the Company shall also deliver a copy of the Fundamental Change Notice to the Trustee at such time as it is mailed to Securityholders. Concurrently with the mailing of any Fundamental Change Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Fundamental Change Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Fundamental Change Notice or any proceedings for the purchase of any Security which any Securityholder may elect to accept the Company's offer to purchase as provided in this Section 14.05.

     Each Fundamental Change Notice shall specify the circumstances constituting the Fundamental Change, the Fundamental Change Purchase Date, the price at which the Company is offering to purchase Securities, that the holder must accept the offer to purchase on or prior to the close of business on the fifth Business Day prior to the Fundamental Change Purchase Date (the "Fundamental Change Expiration Time"), that the holder shall have the right to withdraw any Securities surrendered prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date, a description of the procedure which a Securityholder must follow to accept such offer to purchase and to withdraw any surrendered Securities, the place or places where the holder is to surrender such holder's Securities, the amount of Interest accrued on each Security to the Fundamental Change Purchase Date and the CUSIP number or numbers of the Securities (if then generally in use) and include a form of Fundamental Change Purchase Notice.

     No failure of the Company to give the foregoing notices and no defect therein shall limit the Securityholders' rights to accept the Company's offer to purchase the Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 14.05.

     (c) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date, specifying:

          (i) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

          (ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

          (iii) the principal amount, if any, of such Security that remains subject to the original Fundamental Change Purchase Notice and that has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Fundamental Change Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of a conditional withdrawal contained in a Fundamental Change Purchase Notice pursuant to the terms of Section 14.05.

     (d) No later than 10:00 a.m. New York City time at least one Business Day prior to the Fundamental Change Purchase Date, the Company will deposit with the Trustee (or other paying agent appointed by the Company or if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to purchase on the Fundamental Change Purchase Date all the Securities to be purchased on such date at the appropriate purchase price, together with accrued Interest to, but excluding, the Fundamental Change Purchase Date. Subject to receipt of funds and/or Securities by the Trustee (or other paying agent appointed by the Company), payment for Securities surrendered for purchase (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided the holder has satisfied the conditions in this Section 14.05) and (y) the time of delivery of such Security to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by this Section 14.05) by mailing checks for the amount payable to the holders of such Securities entitled thereto as they shall appear in the Security Register.

     If the Trustee (or other paying agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Purchase Date all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date, then on or after the Fundamental Change Purchase Date (i) the Securities will cease to be outstanding, (ii) Interest on the Securities will cease to accrue, and (iii) all other rights of the holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Securities.

     (e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Securities in the event of a Fundamental Change.

     Section 14.06 Securities Repurchased in Part. Upon presentation of any Security purchased pursuant to Section 14.05 or repurchased pursuant to Section 14.08, only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Securities presented.

     Section 14.07 Repayment to the Company. To the extent that the aggregate amount of cash or money deposited by the Company pursuant to Section 14.05(d) or 14.08(e) exceeds the aggregate purchase or repurchase price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date or repurchase as of the Repurchase Date, as applicable, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

     Section 14.08 Repurchase of Securities at Option of the Holder on Specified Dates.

     (a) Any holder may require the Company to repurchase any outstanding Securities for cash on December 24, 2012 and December 15, 2014 (each a "Repurchase Date") at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid Interest, to but not including the applicable Repurchase Date (the "Repurchase Price"); provided that if such Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of such Securities on the applicable record date instead of the holders surrendering such Securities for repurchase on such date.

     (b) The Company shall give written notice (the "Repurchase Notice") of the applicable Repurchase Date by notice sent by first-class mail to the Trustee and to each holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law, not less than 25 Business Days prior to each Repurchase Date. Each Repurchase Notice shall include a repurchase election notice (a "Repurchase Election Notice") and shall state:

     (1) the Repurchase Price, the Repurchase Date, and the current Conversion Rate and Conversion Price in effect;

     (2) the name and address of the Paying Agent and the Conversion Agent;

     (3) that Securities as to which a Repurchase Notice has been given may be converted only to the extent that the Repurchase Election Notice has been withdrawn in accordance with the terms of this Indenture;

     (4) that Securities must be surrendered to the Paying Agent to collect payment;

     (5) that the Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in subclause (4) above;

     (6) the procedures the holder must follow to exercise rights under this Section and a brief description of those rights;

     (7) briefly, the conversion rights of the Securities;

     (8) the procedures for withdrawing a Repurchase Election Notice;

     (9) that, unless the Company defaults in making payment on Securities for which a Repurchase Election Notice has been submitted, interest, if any, on such Securities will cease to accrue on and after the Repurchase Date; and

     (10) the CUSIP number of the Securities.

     If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

     At the Company's request, the Trustee shall give such Repurchase Notice on behalf of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Repurchase Notice shall be prepared by the Company.

     (c) Repurchases of Securities by the Company pursuant to this Section 14.08 shall be made, at the option of the holder thereof, upon:

     (1) delivery to the Paying Agent by the holder of the Repurchase Election Notice at any time from the opening of business on the date that is 25 Business Days prior to the applicable Repurchase Date until the close of business on the fifth Business Day immediately preceding such Repurchase Date stating:

     (i) if certificated Securities have been issued, the certificate number of the Security which the holder will deliver to be purchased (or, if a holder's Securities are not certificated, the Repurchase Election Notice must comply with applicable procedures of the Depositary),

     (ii) the portion (which may be 100%) of the principal amount of the Securities which the holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof, and

     (iii) that such Securities shall be repurchased as of the applicable Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Section 14.08.

     (2) delivery of such Security to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the offices of the Trustee (or other paying agent appointed by the Company). Delivery of such Security shall be a condition to receipt by the holder of the Repurchase Price therefor. The Repurchase Price shall be paid pursuant to this Section 14.08 only if the Security delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Election Notice, as determined by the Company.

     (d) Notwithstanding anything herein to the contrary, any holder delivering to the Trustee or paying agent the Repurchase Election Notice contemplated by this Section 14.08 shall have the right to withdraw such Repurchase Election Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee or paying agent specifying:

     (1) if certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted (or, if a holder's Securities are not certificated, the withdrawal notice must comply with the applicable procedures of the Depositary),

     (2) the aggregate principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

     (3) the aggregate principal amount, if any, of such Security which remains subject to the original Repurchase Election Notice and which has been or will be delivered for purchase by the Company.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Election Notice or written notice of withdrawal thereof.

     (e) On or before 10:00 a.m., New York City time one Business Day prior to the applicable Repurchase Date, the Company shall deposit with the Trustee or with the paying agent (or if the Company or an Affiliate of the Company is acting as the paying agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Repurchase Date) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be purchased as of the applicable Repurchase Date. The manner in which the deposit required by this Section 14.08 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a paying agent shall have immediately available funds on the applicable Repurchase Date.

     If the Trustee or a paying agent holds, in accordance with the terms hereof, money sufficient to pay the Repurchase Price of any Security for which a Repurchase Election Notice has been tendered and not withdrawn on the applicable Repurchase Date, then, on the applicable Repurchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the holder in respect thereof shall terminate (other than the right to receive the Repurchase Price as aforesaid) and interest will cease to accrue on such Security.

     The Repurchase Price shall be paid promptly to such holder with respect to Securities for which a Repurchase Election Notice has been tendered and not withdrawn, subject to receipt of funds by the Trustee or paying agent, promptly following the later of (x) the Repurchase Date with respect to such Security (provided the conditions in Section 14.08 have been satisfied) and (y) the time of delivery of such Security to the Trustee or paying agent by the holder thereof in the manner required by Section 14.08. Securities in respect of which a Repurchase Election Notice has been given by the holder thereof may not be converted pursuant to Article 15 hereof on or after the date of the delivery of such Repurchase Election Notice, unless such Repurchase Election Notice has first been validly withdrawn as specified in Section 14.08.

     The Company shall purchase from the holder thereof, pursuant to this
Section 14.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     (f) There shall be no purchase of any Securities pursuant to this Section
14.08 if there has occurred (prior to, on or after as the case may be, the giving, by the holders of such Securities, of the required Repurchase Election Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price) and the principal amount of the Securities has been accelerated in accordance with the Indenture and such acceleration has not been rescinded. The Trustee or paying agent will promptly return to the respective holders thereof any Securities (x) with respect to which a Repurchase Election Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Election Notice with respect thereto shall be deemed to have been withdrawn.

     Section 14.09 Redemption For Tax Reasons. The Company may, at its option, redeem the Securities, in whole but not in part, for an amount equal to 100% of the aggregate principal amount of the Security, plus accrued and unpaid Interest (the "Tax Redemption Price"), to, but excluding, the date of redemption (the "Tax Redemption Date") if the Company has become or would become obligated to pay to the holders Additional Amounts (which are more than a de minimis amount) as a result of any amendment or change occurring after December 10, 2007 in the laws or any regulations of Relevant Taxing Jurisdiction, or any change occurring after December 10, 2007 in the interpretation or application of any such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee (i) an opinion of legal counsel specializing in taxation, who is acceptable to the trustee, to the effect that the Company or its successor has or will become obligated to pay Additional Amounts as a result of the change or amendment, that the Company or such successor cannot avoid payment of such Additional Amounts by taking reasonable measures available to it or its successors and that all governmental requirements necessary for it or any successor to effect the redemption have been complied with; and (ii) an Officers' Certificate, signed in the Company's name or its successor's name by any two of the Company's or its successor's executive officers or by the Company's or its successor's attorney in fact in accordance with the Company's or its successor's bylaws, stating that the Company or its successor is entitled to redeem the Securities pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the Company's right or the right of any successor to so redeem have occurred or been satisfied, that the Company or such successor cannot avoid payment of such Additional Amounts by taking reasonable measures available to it or its successors and that all governmental requirements necessary for it or any successor to effect the redemption have been complied with. Subject to Section 15.09 of this Indenture, the Company will not and will not cause any paying agent or the Trustee to deduct from such Tax Redemption Price any amounts on account of, or in respect of, any taxes. In such event, the Company will give notice to the Trustee and the holders of the Securities not less than 20 days prior to the date fixed for redemption, except that (i) the Company will not give notice of redemption earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts, and (ii) at the time the Company gives the notice, the circumstances creating its obligation to pay such Additional Amounts remain in effect.

     Upon receiving such notice of redemption, each holder who does not wish to have the Company redeem its Securities pursuant to this Section 14.09 can elect to (i) convert its Securities pursuant to Article 15 of this Indenture or (ii) not have its Securities redeemed, provided that no Additional Amounts will be payable on any payment of interest or principal with respect to the Securities after such Tax Redemption Date. All future payments will be subject to the deduction or withholding of any taxes required to be deducted or withheld.

     Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article 15 but wishes to elect to not have its Securities redeemed, such holder must deliver to the Company (if the Company is acting as its own paying agent), or to the Trustee or a paying agent designated by the Company for such purpose in the notice of redemption, a written notice of election (the "Notice of Election") duly completed and signed, so as to be received by the Trustee or paying agent no later than the close of business on a Business Day at least fifteen (15) Business Days prior to the Tax Redemption Date.

     A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own paying agent), or to the Trustee or a paying agent designated by the Company in the notice of redemption, a written notice of withdrawal prior to the close of business on the Business Day prior to the Tax Redemption Date.

     If cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Tax Redemption Date is deposited with the Trustee or paying agent prior to 10:00 a.m., New York City time, on the Tax Redemption Date, then on such Tax Redemption Date, interest, including Additional Interest, Additional Amounts, if any, cease to accrue on such Securities or portions thereof.

                                   ARTICLE 15
                            CONVERSION OF SECURITIES

     Section 15.01 Right To Convert. (a) Subject to and upon compliance with the provisions of this Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, subject to prior redemption or repurchase, the holder of any Security shall have the right, at such holder's option, to convert the principal amount of the Security, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable Common Shares (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Security to be so converted in whole or in part, together with any required funds, in the manner provided in Section 15.02. With the consent of holders of at least 25% of the aggregate principal amount of Securities then outstanding and as described in
Section 15.03, the Securities may, at the Company's option, be convertible into cash or a combination of cash and Common Shares.

     If any Securities have been called for redemption pursuant to Section 14.02, such Securities may be converted, at any time until the close of business on the Business Day immediately preceding the redemption date, unless the Company fails to pay the redemption price of such Securities.

     A Security in respect of which a holder is electing to accept the Company's offer to purchase such holder's Securities upon a Fundamental Change pursuant to
Section 14.05 or on a Repurchase Date pursuant to Section 14.08 may be converted only if such holder withdraws its election in accordance with Section 14.05 or
Section 14.08, as applicable. A holder of Securities is not entitled to any rights of a holder of Common Shares until such holder has converted its Securities into Common Shares, and only to the extent such Securities are deemed to have been converted into Common Shares under this Article 15.

     Section 15.02 Exercise Of Conversion Privilege; Issuance Of Common Shares On Conversion; No Adjustment For Interest Or Dividends. In order to exercise the conversion privilege with respect to any Security in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Security with the original or facsimile of the form entitled "Conversion Notice" on the reverse thereof, duly completed and manually signed, together with such Securities duly endorsed for transfer, accompanied by the funds, if any, required by this Section 15.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued. The Conversion Agent shall be entitled to assume, without duty to inquire, each converting Securityholder has, as a condition precedent to exercising its conversion right, paid all stamp, issue, registration, and similar taxes or duties or transfer costs which it is required to pay. Once deposited, a Conversion Notice may not be withdrawn without the written consent of the Company (with a copy of such consent together with the relevant Conversion Notice sent to the relevant Conversion Agent at the same time.

     In order to exercise the conversion privilege with respect to any interest in a Global Security, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Securityholder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Securityholder at the office or agency maintained by the Company for such purpose pursuant to Section 3.02, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Security or portion thereof as determined by the Company in accordance with the provisions of this Article 15 and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, calculated by the Company as provided in Section 15.05. In case any Security of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Security so surrendered, without charge to him, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

     Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Security (or portion thereof), and the Person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Security shall be surrendered.

     Any Security or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day preceding the following interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change or in connection with a Repurchase Date, in each case that is after a record date and on or prior to the next interest payment date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Security. Except as provided above in this Section 15.02, no payment or other adjustment shall be made for Interest accrued on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this
Article 15.

     Upon the conversion of an interest in a Global Security, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any conversion agent other than the Trustee.

     Upon the conversion of a Security, any accrued but unpaid Interest to the conversion date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Shares, cash or combination of cash and Common Shares, as applicable, in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such Common Shares, cash or combination of cash and Common Shares, as applicable, shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Security, the accrued but unpaid Interest through the conversion date, and the balance, if any, of such fair market value of such Common Shares, cash or combination of cash and Common Shares, as applicable, (any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Security being converted pursuant to the provisions hereof.

     Section 15.03 Net Share Settlement Election. With the consent of holders of at least 25% of the aggregate principal amount of Securities outstanding, the Company and Trustee may enter into a supplemental indenture so as to permit, at the Company's option, settlement upon conversion in cash or any combination of cash and Common Shares in lieu of delivery of common shares in satisfaction of the Conversion obligation upon conversion of the Securities. If such consent has been given, at any time on or prior to the 2nd Scheduled Trading Day following the applicable conversion date (except, in respect of Securities to be converted during the period beginning twelve (12) Scheduled Trading Days immediately preceding a redemption date, repurchase date, Fundamental Change Repurchase Date or the Maturity Date for such Securities, no later than the date we deliver our notice of redemption, the Repurchase Notice, the Fundamental Change Repurchase Notice or the 13th Scheduled Trading Day preceding the Maturity Date, as applicable), the Company may elect to satisfy the obligation upon conversion of the Securities with respect to any Securities converted after the date of such election by delivering cash up to the aggregate principal amount of Securities to be converted, Common Shares, or a combination thereof in respect of the remainder, if any, of the obligation upon conversion of the Securities. Such election (a "Net Share Settlement" election) shall be in the Company's sole discretion and shall not require the consent of Securityholders after the supplemental indenture permitting such Net Share Settlement has been properly entered into pursuant to the terms of this Section 15.03.

     The Company shall treat all holders with the same Cash Settlement Averaging Period in the same manner. The Company shall not, however, have any obligation to settle any obligations to convert the Securities arising with respect to different Cash Settlement Averaging Periods in the same manner.

     The amount of Cash and/or number of shares of Common Shares, as the case may be, due upon conversion of Securities shall be determined as follows:

     (a) If the Company elects to satisfy the entire obligation to convert the Securities by delivering Common Shares, the Company shall deliver to the converting holder a number of shares of Common Shares equal to (i) (A) the aggregate principal amount of Securities to be converted divided by (B) 1,000 multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares as described in Section 15.05).

     (b) If the Company elects to satisfy the entire obligation to convert the Securities by paying cash, the Company shall pay to the converting holder, for each $1,000 principal amount of Securities so converted, cash in an amount equal to the Conversion Value.

     (c) If the Company elects to satisfy the obligation to convert the Securities by delivering or paying, as the case may be, a combination of cash and Common Shares, the Company shall deliver to the converting holder, for each $1,000 principal amount of Securities so converted (x) cash in an amount equal to the lesser of (A) the Specified Cash Amount and (B) the Conversion Value; and
(y) if the Conversion Value is greater than the Specified Cash Amount, a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each of the twenty Trading Days in the Cash Settlement Averaging Period (provided that the Company shall deliver Cash in lieu of fractional shares as described in
Section 15.05).

     Any settlement of an obligation to convert the Securities made entirely or partially in cash (other than cash in lieu of fractional shares) shall occur on the third Business Day immediately following the final Trading Day of the Cash Settlement Averaging Period.

     Section 15.04 Net Share Settlement Notices. If the Company has elected to make a Net Share Settlement as described in Section 15.03, the Company shall promptly (i) issue a press release and post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to holders by mailing such notice to holders at their address in the Register (in the case of a certificated Security), or through the facilities of the Depositary (in the case of a Global Security). This notice to holders shall include the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of Securities (the "Specified Cash Amount"). If, subsequent to the Company electing a Net Share Settlement, the Company fails to timely notify converting holders of the Specified Cash Amount, the Specified Cash Amount shall be deemed to be $1,000.

     Section 15.05 Cash Payments in Lieu of Fractional Shares. No fractional Common Shares or scrip certificates representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Securities, but in no event to exceed the U.S. dollar equivalent of Cdn $200. For purposes of this Section 15.05 only, the current market price of a Common Share shall be the Last Reported Sale Price on the last Trading Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

     Section 15.06 Conversion Rate. Each $1,000 principal amount of the Securities shall be convertible into the number of Common Shares specified in the form of Security (herein called the "Conversion Rate") attached as Exhibit A hereto, subject to adjustment as provided in this Article 15.

     Section 15.07 Adjustment Of Conversion Rate. The Conversion Rate shall be adjusted, without duplication, from time to time by the Company in accordance with this Section 15.07, except that the Company will not make any adjustment if holders of Securities are entitled to participate on the relevant distribution or payment date, as a result of holding the Securities, in the transactions described in Sections Section 15.07(b), Section 15.07(c) and Section 15.07(d)below without having to convert their Securities (based on the Conversion Rate in effect immediately before the relevant Ex-Dividend Date) or holders of Common Shares are not eligible to participate in the relevant transaction described below in this Section 15.07:

     (a) If the Company, at any time or from time to time while any of the Securities are outstanding, issues Common Shares as a dividend or distribution on Common Shares (including a Common Share bonus or as a result of the capitalization of profits or reserves), or if the Company effects a Common Share split or Common Share combination, then the Conversion Rate will be adjusted based on the following formula:

                                     (OS')
                         CR' = CR0 X (---)
                                     (OS0)

     where:

     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such Common Share split or Common Share combination, as applicable;

     CR' = the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date for such dividend or distribution or effective date of such Common Share split or Common Share combination, as applicable;

     OS0 = the number of Common Shares outstanding immediately prior to such Ex-Dividend Date for such dividend or distribution or effective date of such Common Share split or Common Share combination; and

     OS' = the number of Common Shares outstanding immediately after the opening of business on such Ex-Dividend Date for such dividend or distribution or effective date of such Common Share split or Common Share combination, but after giving effect to such dividend, distribution, Common Share split or Common Share combination, as applicable.

     Such adjustment shall become effective immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 15.07(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted, as of the date that is the earlier of
(i) the
public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     (b) If the Company, at any time or from time to time while any of the Securities are outstanding, distributes to all or substantially all holders of Common Shares any rights (including subscription bonuses) or warrants entitling them for a period of not more than 45 calendar days from the record date for such rights or warrants to subscribe for or purchase Common Shares at an exercise price per Common Share less than the Last Reported Sales Price of Common Shares on the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be adjusted based on the following formula:

                                     (OS0 + X)
                         CR' = CR0 X (-------)
                                     (OS0 + Y)

     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

     CR' = the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

     OS0 = the number of Common Shares outstanding immediately before such Ex-Dividend Date for such issuance;

     X = the total number of Common Shares issuable pursuant to such rights or warrants; and

     Y = the number of Common Shares equal to the quotient of (A) the aggregate price payable to exercise such rights or warrants divided by (B) the average of the Last Reported Sale Prices of Common Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

     To the extent such rights or warrants are not exercised or converted prior to the expiration of the exercisability or convertability thereof, the Conversion Rate shall be readjusted, as of such expiration date, to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such rights or warrants had not been issued. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than the Last Reported Price of Common Shares immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors of the Company.

     With respect to any rights or warrants (the "Rights") that may be issued or distributed pursuant to any rights plans implemented by the Company after the date of this Indenture (a "Rights Plan"), the holders of Securities will receive, with respect to any Common Shares issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Shares at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if at the time of conversion the Rights have separated from the Common Shares in accordance with the provisions of the Rights Plan so that holders would not be entitled to receive any rights in respect of the Common Shares, if any, issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Shares securities constituting such rights as provided in the first paragraph of this clause (b) of this Section 15.07, subject to a corresponding readjustment to the Conversion Rate on an equitable basis in the event that such Rights are later redeemed, repurchased, invalidated or terminated. A further adjustment will occur as described in above in this clause
(b) of this Section 15.07 if such Rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to a corresponding readjustment to the Conversion Rate on an equitable basis in the event that such Rights are later redeemed, repurchased, invalidated or terminated. Other than as specified in this paragraph of this clause (b) of this
Section 15.07, there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

     (c) If the Company, at any time or from time to time while the Securities are outstanding, distributes any share capital of the Company, evidences of indebtedness or other assets or property of the Company or rights to acquire the Company's share capital or other securities to all, or substantially all, holders of its Common Shares, excluding:

     (i) dividends or distributions referred to in Section 15.07(a);

     (ii) rights or warrants referred to in Section 15.07(b);

     (iii) dividends or distributions paid exclusively in cash; and

     (iv) Spin-Offs (as defined below) to which the provisions set forth below in this Section 15.07(c) shall apply;

     then the Conversion Rate will be adjusted based on the following formula:

                                     (   SP0   )
                         CR' = CR0 X (---------)
                                     (SP0 - FMV)

     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

     CR' = the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

     SP0 = the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

     FMV = the fair market value (as determined in good faith by the Board of Directors of the Company) of the share capital, evidences of indebtedness, assets, property or rights distributed with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.

     Such adjustment shall become effective immediately prior to the opening of business on the day following the Ex-Dividend Date for such distribution.

     Where there has been a payment of a dividend or other distribution on the Common Shares in the Company's share capital of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a "Spin-Off"), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 15th Trading Day immediately following the effective date of the Spin-Off shall be increased based on the following formula:

                                     (FMV0 + MP0)
                         CR' = CR0 X (----------)
                                     (    MP0   )

     where

     CR0 = the Conversion Rate in effect on the 15th Trading Day immediately following, and including, the effective date of the Spin-Off;

     CR' = the Conversion Rate in effect immediately after the 15th Trading Day immediately following, and including, the effective date of the Spin-Off;

     FMV0 = the average of the Last Reported Sale Prices of the Company's share capital or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period beginning on, and including, the 5th Trading Day after the effective date of the Spin-Off; and

     MP0 = the average of the Last Reported Sale Prices of Common Shares over the first 10 consecutive Trading Day period beginning on, and including, the 5th Trading Day the effective date of the Spin-Off.

     The adjustment to the Conversion Rate under the preceding paragraph will occur on the 15th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 15 Trading Days following the effective date of any Spin-Off, references within this Section 15.07(c) to "10 Trading Days" shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the Conversion Rate.

     If any dividend or distribution described in this Section 15.07(c) is declared but not paid or made, the Conversion Rate shall be readjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to have been paid, in which case, the Conversion Rate will be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     For the purposes of this Section 15.07(c), rights, warrants or options distributed by the Company to all holders of Common Shares entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, warrants or options until the occurrence of a specified event or events (a "Trigger Event"): (1) are deemed to be transferred with such Common Shares; (2) are not exercisable; and
(3) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 15.07(c), (and no adjustment to the Conversion Rate under this Section 15.07(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this
Section 15.07(c). If any such right, warrant or option, including any such existing rights, warrants or options distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, warrants or options become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants or options with such rights (and a termination or expiration of the existing rights, warrants or options without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants or options or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.07(c) was made, (1) in the case of any such rights, warrants or options which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Shares with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all applicable holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, warrants or options which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, warrants or options had not been issued.

     (d) If the Company pays any cash dividend or other distribution (other than the cash portion of any distributions for which the Conversion Rate is adjusted pursuant to Section 15.07(c)) to all, or substantially all, holders of Common Shares (including as a result of capital reductions and Common Share redemptions or authorizations), the Conversion Rate shall be adjusted based on the following formula:

                                          (  SP0  )
                              CR' = CR0 X (-------)
                                          (SP0 - C)
     where

     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

     CR' = the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

     SP0 = the average of the Last Reported Sale Prices of a Common Share over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

     C = the full amount of such dividend or distribution per share the Company distributes to holders of Common Shares.

     If any dividend or distribution described in this Section 15.07(d) is declared but not so paid or made, the new Conversion Rate shall be adjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (e) If the Company or any Subsidiary makes a payment in respect of a tender offer or exchange offer for Common Shares, to the extent that the cash and value (which will be, except for the value of traded securities, determined by the Board of Directors) of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price per Common Share on the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be adjusted as of the close of business on the 10th Trading Day from and including the Trading Day immediately following the date the tender or exchange offer expires based on the following formula:

                                     (AC + (SP' x OS'))
                         CR' = CR0 X (----------------)
                                     (    OS0 x SP'   )

     where

     CR0 = the Conversion Rate in effect on the day immediately prior to the effective date of the adjustment;

     CR' = the Conversion Rate in effect immediately following the effective date of the adjustment;

     AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Common Shares purchased in such tender or exchange offer;

     OS0 = the number of Common Shares outstanding on the Trading Day immediately prior to the date such tender or exchange offer expires;

     OS' = the number of Common Shares outstanding on the Trading Day immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of Common Shares pursuant to such tender or exchange offer); and

     SP' = the average of the Last Reported Sale Prices of Common Shares over the 10 consecutive Trading Day period commencing on the Trading Day immediately following the date such tender or exchange offer expires.

     The adjustment to the Applicable Conversion Rate under this Section 15.07(e) shall occur on the 10th Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references within this Section 15.07(e) to "10 Trading Days" shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.

     If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange had not been made.

     (f) No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustments. In addition, the Company will make any carry forward adjustments not otherwise effected upon an offer by the Company to purchase the Securities in connection with a Fundamental Change or with respect to a repurchase at the option of holders, upon any Redemption Date, upon any conversion of the Securities, within one year of the first such adjustment carried forward and on the record date immediately prior to the Maturity of the Securities. Adjustments to the Conversion Rate will be rounded to the nearest ten-thousandth, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655).

     (g) The Company from time to time may, to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Market, increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Applicable Conversion Rate is increased pursuant to this Section 15.07(g) or Section 15.07(h) below, the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (h) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to any adjustments required by Section 15.07(a),
Section 15.07(b), Section 15.07(c), Section 15.07(d), Section 15.07(e) or
Section 15.07(g), as the Board of Directors considers to be advisable to avoid or diminish income tax to holders resulting from any dividend or distribution of Capital Stock issuable on conversion of the Securities (or rights to acquire shares) or from any event treated as such for income tax purposes.

     (i) Except as otherwise provided in this Indenture, all calculations under this Article 15 shall be made by the Company. No adjustment shall be made for the Company's issuance of Common Shares or securities convertible into or exchangeable for Common Shares or rights to purchase Common Shares or convertible or exchangeable securities, other than as provided in this Section
15.07. The Company shall make such calculations in good faith and, absent manifest error, such calculations shall be binding on the holders, the Trustee and the Conversion Agent.

     (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate, a brief statement of the facts requiring such adjustment and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Securityholder at such holder's last address appearing on the list of Securityholders provided for in Section 2.05, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (k) For purposes of this Section 15.07, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

     (l) Notwithstanding anything to the contrary in this Article 15, no adjustment to the Conversion Rate shall be made:

     (i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or Interest payable on the Company's Securities and the investment of additional optional amounts in Common Shares under any plan;

     (ii) upon the issuance of any Common Share, or any option, warrant, right or exercisable, exchangeable or convertible security to purchase the Company's Common Shares, pursuant to any future agreements entered into with suppliers of raw materials or machinery or consideration or inducement to enter into such supply agreement, except if such distribution is to all or substantially all holders of the Company's Common Shares;

     (iii) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary;

     (iv) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (ii) above outstanding as of the date the Securities were first issued;

     (v) for a change in the par value of the Common Shares if the Common Shares then have a par value, or from par value to no par value or from no par value to par value;

     (vi) for accrued and unpaid Interest, including any Additional Amounts; or

     (vii) for the avoidance of doubt, for the issuance of Common Shares by the Company (other than to all or substantially all holders of Common Shares) or the payment of cash by the Company upon conversion or repurchase of Securities.

     (m) In the event of an adjustment to the Conversion Rate pursuant to Sections 15.07(d) or (e), in no event will the Conversion Rate exceed 56.6773 Common Shares per $1,000 principal amount of notes, in each case otherwise subject to adjustments as set forth in Sections 15.07(a), (b) and (c).

     Section 15.08 Effect Of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares, (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Shares shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Shares shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into either (a) cash or (b) the kind and amount of shares of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Common Shares issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized Common Shares are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.08 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Shares that affirmatively make such an election. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities, at its address appearing on the Security Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If, as a result of this Section 15.08 holders of Securities would otherwise be entitled to receive, upon conversion of the Securities, any property (including cash) or securities that would not constitute "Prescribed Securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) (referred to herein as "Ineligible Consideration"), such holders shall not be entitled to receive such Ineligible Consideration but the Company or the successor or acquirer, as the case may be, shall have the right (at the sole option of the Company or the successor or acquirer, as the case may be) to deliver either such Ineligible Consideration or Prescribed Securities for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) with a market value equal to the market value of such Ineligible Consideration. In general, Prescribed Securities would include Common Shares and other shares which are not redeemable by the holder within five years of the date of issuance of the Securities. The Company shall give notice to the holders of Securities at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the Securities will be convertible after the effective date of such transaction. After such notice, the Company or the successor or acquirer, as the case may be, may not change the consideration to be delivered upon conversion of the Security except in accordance with any other provision of this Indenture.

     If this Section 15.08 applies to any event or occurrence, Section 15.07 shall not apply.

     Section 15.09 Taxes On Shares Issued. Additional Amounts. The issuance of stock certificates on conversions of Securities shall be made without charge to the converting Securityholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Nothing in this Indenture shall preclude any tax withholding required by law, regulation or governmental policy having the force of law within any Relevant Taxing Jurisdiction. In the event that any such withholding or deduction is so required, the Company shall pay to the holder of each Security such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (including any taxes on the Additional Amounts) shall equal the amounts which would have been received by such holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

          (a) for or on account of:

               (1) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

                    (A) the existence of any present or former connection between the holder or beneficial owner of such Security, and the Relevant Taxing Jurisdiction other than merely holding such Security or the receipt of payments thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present, carried on business or engaged in a trade or business therein or having or having had a permanent establishment therein;

                    (B) the presentation of such Security (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such Security became due and payable pursuant to the terms thereof or was made or duly provided for; or

                    (C) the failure of the holder or beneficial owner to comply with a timely request from the Company or any successor, to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by law, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner;

               (2) any estate, inheritance, gift, sale, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

               (3) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Securities; or

               (4) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2) or (3) (the "Excluded Taxes"); or

          (b) with respect to any payment of the principal of, or premium, if any, or Interest on, such Security to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof (an "Excluded Holder").

          Whenever there is mentioned in any context the payment of principal of, and any premium or Interest on, any Security, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

          (c) In the event that the Company is required by law, regulation or government policy in a Relevant Taxing Jurisdiction to withhold or deduct taxes or other amounts from a payment made to a holder or beneficial owner of a Security, the Company shall make such withholding or deduction and shall remit the full amount deducted or withheld to the relevant authority in the Relevant Taxing Jurisdiction in accordance with applicable law. The Company shall furnish to such holder or beneficial owner the original or a certified copy of a receipt or other reasonable evidence of payment of taxes made by the Company to relevant authority in the Relevant Taxing Jurisdiction within 60 days after the date of any such payment.

          Subject to the exclusions of subsections (a) and (b) of this Section 15.09, the Company shall indemnify a holder or beneficial owner of a Security for the full amount of any taxes paid by such holder or beneficial owner and any liability (including penalties, interest and reasonable expenses) arising from or with respect to such taxes, whether or not they were correctly or legally asserted; provided, that reasonable supporting documentation is provided by such holder or beneficial owner with such written demand. Payment under this indemnification shall be made within 30 days from the date the holder or beneficial owner makes written demand for it.

     Section 15.10 Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Shares. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Shares at such adjusted Conversion Rate.

     The Company covenants that all Common Shares which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     The Company covenants that, if at any time the Common Shares shall be listed on the Nasdaq Global Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Security; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of the Securities into Common Shares in accordance with the provisions of this Indenture, the Company covenants to list such Common Shares issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

     Section 15.11 Responsibility Of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, register the transfer of or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Securityholders upon the conversion of their Securities after any event referred to in such Section 15.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 15.12 Notice To Holders Prior To Certain Actions. In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 15.07; or

     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification or reorganization of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Securities at his address appearing on the Security Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 15.13 Adjustment to Conversion Rate upon Occurrence of a Fundamental Change.

     If a Fundamental Change occurs prior to December 24, 2012, and a holder elects to convert its Securities in connection with such transaction, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion as described in this Section 15.13. A conversion of Securities will be deemed for these purposes to be "in connection with" such Fundamental Change if the notice of conversion of the Securities is received by the conversion agent from, and including, the Effective Date of the Fundamental Change up to, and including, the Business Day immediately prior to the Fundamental Change Purchase Date. Upon surrender of Securities for conversion in connection with a Fundamental Change, the Company will deliver Common Shares unless it has previously obtained consent from holders as specified in Section 9.02 and Section 15.03, in which case the Company shall have the option to deliver, in lieu of Common Shares, including the Additional Common Shares, cash or a combination of cash and Common Shares.

     Notwithstanding the foregoing, a holder shall not be entitled to an adjustment to the Conversion Rate pursuant to this Section 15.13 if at least 90% of the consideration for the Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights and cash payment of the required cash payment, if any) in the transaction or transactions constituting the Fundamental Change consists of securities traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the Fundamental Change, and as a result of such transaction or transactions the Securities become convertible solely into such securities.

     In connection with an applicable Fundamental Change, we will increase the Conversion Rate by the number of Additional Common Shares (the "Additional Common Shares") as determined by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the "Effective Date"), and the price paid per Common Share, translated, if necessary, into U.S. dollars at the exchange rate in effect on such, in the Fundamental Change (the "Common Share Price"). If holders of our Common Shares receive only cash in the Fundamental Change, the Common Share Price shall be the cash amount paid per Common Share, translated, if necessary, into U.S. dollars at the exchange rate in effect on the Effective Date of the Fundamental Change. Otherwise, the Common Share Price shall be the average of the Last Reported Sale Prices of our Common Shares over the five Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

     The Common Share Prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Common Share Prices will equal the Common Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Common Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Common Shares will be adjusted in the same manner as the Conversion Rate as set forth in Section 15.07.

                            Common Share Price (US$)

Effective Date     $17.64  $19.00  $20.00  $21.00  $22.00  $23.00  $24.00  $25.00  $26.00  $27.00  $28.00  $30.00  $32.50  $35.00
-----------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
December 10, 2007   6.07    2.93    4.19    3.53    2.97    2.49    2.07    1.73    1.42    1.15    0.92    0.56    0.25    0.07
December 15, 2008   6.07    2.93    4.19    3.53    2.97    2.49    2.07    1.73    1.42    1.15    0.92    0.56    0.25    0.07
December 15, 2009   6.07    2.93    4.19    3.53    2.97    2.49    2.07    1.71    1.39    1.11    0.88    0.52    0.23    0.06
December 15, 2010   6.07    2.93    4.19    3.53    2.92    2.38    1.94    1.56    1.25    0.98    0.76    0.43    0.17    0.02
December 15, 2011   6.07    2.93    4.05    3.23    2.46    1.94    1.53    1.19    0.92    0.69    0.51    0.25    0.07    0.00
December 24, 2012   6.07    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00

     The exact Common Share Prices and Effective Dates may not be set forth in the table above, in which case:

     o If the Common Share Price is between two Common Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Common Shares will be determined by a straight-line interpolation between the number of Additional Common Shares set forth for the higher and lower Common Share Price amounts and the two dates, as applicable, based on a 365-day year.

     o If the Common Share Price is greater than US$35.00 (subject to adjustment), the Conversion Rate will not be adjusted.

     o If the Common Share Price is less than US$17.64 (subject to adjustment), the Conversion Rate will not be adjusted.

     Notwithstanding the foregoing, in no event will the total number of Common Shares issuable upon conversion exceed 56.6773 per US$1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 15.07.

     Section 15.14 Transfer Restrictions. (a) Common Shares issued upon conversion of Restricted Securities (all Common Shares issued in exchange therefor or substitution thereof) shall be represented by certificates bearing the Restricted Securities Legend and shall be subject to the restrictions or transfer set forth in the Restricted Securities Legend.

     (b) Any Common Shares as to which such restrictions on transfer as to which the conditions for removal of the Restricted Securities Legend have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Restricted Securities Legend.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                        CANADIAN SOLAR INC.


                                        By: /s/ Bing Zhu
                                            ------------------------------------
                                            Name:  Bing Zhu
                                            Title: CFO


                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By: /s/Tin Wan Chung
                                            ------------------------------------
                                            Name:  Tin Wan Chung
                                            Title: Assistant Treasurer

                                                                       EXHIBIT A

                           [GLOBAL SECURITIES LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         [RESTRICTED SECURITIES LEGEND]

THE SECURITIES AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE END OF THE PERIOD WHILE SUCH SECURITY IS NOT ELIGIBLE TO BE RESOLD PURSUANT TO RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF

THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                               CANADIAN SOLAR INC.

                     6.0% CONVERTIBLE SENIOR NOTES DUE 2017

$                                                                         CUSIP:

No.

     Canadian Solar Inc., a Canadian corporation (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to _____________ or its registered assigns, [the principal sum of ___________ Dollars] [the principal sum of $[_______________] (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amount of all other Securities, shall not exceed $[_______________]) as then set forth on Schedule I hereto)]1 on December 15, 2017 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semiannually on June 15 or December 15 of each year, commencing June 15, 2008, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 6.0%, from the June 15 or December 15, as the case may be, next preceding the date of this Security to which Interest has been paid or duly provided for, or unless no Interest has been paid or duly provided for on the Securities, in which case from December 10, 2007 until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the Interest payable on the Security pursuant to the Indenture on any June 15 or December 15 will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the record date, which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such June 15 or December 15, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any Securities in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (provided that the holder of Securities with an aggregate principal amount in excess of $5,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     The Company promises to pay Interest on overdue principal, premium, if any, and (to the extent that payment of such Interest is enforceable under applicable law) interest at the rate of 6.0% per annum.

     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Security the right to convert this Security into Common Shares of the Company or cash or a combination of cash and Common Shares on the terms and subject to the limitations referred to on the reverse hereof and

----------
     1   Include in Global Security.

as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

                                        CANADIAN SOLAR INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


Attest:


By:
    ---------------------------------
    Name:
    Title:

Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-named Indenture.

THE BANK OF NEW YORK, as Trustee


By:
    ---------------------------------
    Authorized Signatory

                           FORM OF REVERSE OF SECURITY

                               CANADIAN SOLAR INC.

                     6.0% CONVERTIBLE SENIOR NOTES DUE 2017

     This Security is one of a duly authorized issue of Securities of the Company, designated as its "6.0% Convertible Senior Notes due 2017" (herein called the "Securities"), issued and to be issued under and pursuant to an Indenture dated as of December 10, 2007 (herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

     The Securities are unsecured obligations of the Company. The aggregate principal amount of Initial Securities outstanding at any time may not exceed $75,000,000 in aggregate principal amount, except as provided in Section 2.06 of the Indenture. The Indenture pursuant to which this Security is issued provides that Additional Securities may be issued thereunder, if certain conditions are met. The Indenture does not limit other debt of the Company, whether secured or unsecured.

     In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and accrued and unpaid Interest on all Securities may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture may be entered without the consent of the holders of all Securities then outstanding except in the events described in Section 9.02 of the Indenture.

     Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all of the Securities waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest, or any premium on, or the principal of, any of the Securities, (B) a failure by the Company to convert any Securities into Common Shares of the Company, cash or a combination of cash and Common Shares, (C) a default in the payment of the redemption price pursuant to Article 14 of the Indenture, (D) a default in failing to make an offer to purchase pursuant to a Fundamental Change or in the payment of the repurchase price or the fundamental change repurchase price pursuant to Article 14 of the Indenture, or (E) a default in respect of a covenant or provisions of the Indenture which under
Article 9 of the Indenture cannot be modified or amended without the consent of the holders of each or all Securities then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by Section 5.07 of the Indenture, said default or Event of Default shall for all purposes of the Securities and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and Interest on this Security at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Securities are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but may be with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Securities, Securities may be exchanged for a like aggregate principal amount of Securities of any other authorized denominations.

     The Company may not redeem any Securities prior to December 24, 2012. At any time on or after December 24, 2012 and prior to maturity, and subject to the proviso below, the Securities may be redeemed in cash at the option of the Company, at any time and from time to time, upon notice as set forth in Section 14.02, at a redemption price per security equal to 100% of the principal amount of the Security, together with accrued and unpaid Interest, if any, to, but excluding, the date fixed for redemption; (i) in whole or in part, if the Last Reported Sale Price of the Common Shares for at least 20 Trading Days in a period of 30 consecutive Trading Days ending within five (5) Trading Days immediately preceding the notice to holders is at least 130% of the applicable Conversion Price in effect on such Trading Day or (ii) in whole only, if at least 95% of the initial aggregate principal amount of Securities originally issued have been redeemed, repurchased or converted and, in each case, cancelled by the Trustee; and provided further that if the redemption date falls after a record date and on or prior the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of such Securities on the applicable record date instead of the holders surrendering such Securities for redemption on such date. We are required to give notice of redemption by mail to holders not more than 60 but not less than 20 days prior to the redemption date.

     The Company may not give notice of any redemption of the Securities if a default in the payment of Interest, or premium, if any, on the Securities has occurred and is continuing or if the principal amount of the Securities has been accelerated.

     The Securities are not subject to redemption through the operation of any sinking fund.

     All payments made by the Company or any successor to the Company under or with respect to the Securities will be made without withholding or deduction for taxes unless the Company is required to do so in accordance with Section 15.09 of the Indenture, in which case the Company will pay such Additional Amounts as may be necessary so that the net amount received by holders of the Securities (other than certain exclusions) after such withholding or deduction shall equal the amount that would have been received in the absence of such withholding or deduction.

     In the event of certain changes to the laws governing a Relevant Taxing Jurisdiction, the Company will have the option to redeem, in whole but not in part, the Securities for a purchase price equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid Interest, including any Additional Amounts, up to, but excluding, the Repurchase Date. Upon the Company's giving a notice of redemption, a holder may elect not to have its Securities redeemed, in which case such holder would not be entitled to receive the Additional Amounts after the redemption date.

     The holders may require the Company to repurchase any outstanding Securities for cash, on December 24, 2012 and December 15, 2014 (each a "Repurchase Date") at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest, to but not including the applicable Repurchase Date; provided that if such Repurchase Date is an interest payment date, interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant Regular Record Date. The Company shall give written notice of the applicable Repurchase Date by delivery of the Repurchase Notice as provided in the Indenture, to each Holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law, not less than 20 Business Days prior to each Repurchase Date.

     If a Fundamental Change occurs at any time prior to maturity of the Securities, the Company shall become obligated to make an offer to purchase, which may be accepted at the option of the holder, all or any portion of the Securities held by such holder, on a date specified by the Company not less than twenty (20) and not more than thirty-five (35) Business Days after notice thereof at a purchase price of 100% of the principal amount, plus any accrued and unpaid Interest, on such Security up to, but excluding, the Fundamental Change Purchase Date; provided that if the repurchase date falls after a record date and on or prior the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of such Securities on the applicable record date instead of the holders surrendering such Securities for repurchase on such date. The Securities will be redeemable in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Securities a notice of the occurrence of a Fundamental Change, the Company's offer to purchase and the holder's right to accept the Company's offer to purchase arising as a result thereof on or before the 20th day after the occurrence of such Fundamental Change. To accept such offer, a holder shall deliver to the Company such Security with the form entitled "Fundamental Change Purchase Notice" on the reverse thereof duly completed, together with the Security, duly endorsed for transfer, at any time prior to the close of business on the fifth Business Day prior to the Fundamental Change Purchase Date, and shall deliver the Securities to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

     Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Fundamental Change Purchase Date all as provided in the Indenture.

     If sufficient money to pay the purchase price of all Securities or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following the Fundamental Change Purchase Date, the Securities will cease to be outstanding, Interest will cease to accrue on such Securities (or portions thereof) immediately after the Fundamental Change Purchase Date, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Security.

     Subject to the provisions of the Indenture, at any time prior to the final maturity date of the Securities, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Securities into 50.6073 shares of the Company's Common Shares (a conversion price of approximately $19.76 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Security with the form entitled "Conversion Notice" on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney.

     The Conversion Rate on any Securities surrendered for conversion in connection with a Fundamental Change may be increased by an amount, if any, determined in accordance with Section 15.01 of the Indenture.

     With the consent of at least 25% of holders, the Company and the Trustee may amend the Indenture to permit, at the Company's option, settlement upon conversion in cash or a combination of cash and Common Shares as described in the Indenture.

     No adjustment in respect of Interest on any Security converted or dividends on any shares issued upon conversion of such Security will be made upon any conversion except as set forth in the next sentence. If this Security (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of Interest to the close of business on the Business Day preceding the following interest payment date, this Security (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change or a Purchase Date that is during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Security.

     No fractional shares will be issued upon any conversion, but an adjustment and payment in cash (not exceeding the U.S. dollar equivalent of Cdn$200) will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Security or Securities for conversion.

     A Security in respect of which a holder accepts an offer by the Company to purchase its Securities upon a Fundamental Change may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

     Any Securities called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the holders of such Securities for an amount equal to the applicable redemption price, together with accrued but unpaid Interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Securities from the holders thereof and convert them into shares of the Company's Common Shares and (ii) to make payment for such Securities as aforesaid to the Trustee in trust for the holders.

     Upon due presentment for registration of transfer of this Security at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge may be imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Security Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall be valid, and, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Security.

     No recourse for the payment of the principal of or any premium or Interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Security shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to conflicts of laws principles thereof.

     Terms used in this Security and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -   as tenants in common                          UNIF GIFT MIN ACT -___ Custodian ___
TEN ENT -   as tenant by the entireties                   (Cust)    (Minor)
JT TEN -    as joint tenants with right of survivorship   under Uniform Gifts to Minors Act
            and not as tenants in common                  _________________________________
            (State)

            Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO:             CANADIAN SOLAR INC.
                No. 199 Lushan Road
                Suzhou New District
                Suzhou, Jiangsu 215129
                People's Republic of China

                THE BANK OF NEW YORK
                101 Barclay Street, 4 East
                New York, NY 10286
                U.S.A.
                Facsimile No.: (212) 815-5802 or (212) 815-5803
                Attention: Global Corporate Trust

With a copy to:

                THE BANK OF NEW YORK
                12/F Three Pacific Place
                1 Queen's Road East
                Hong Kong
                Facsimile No.: (852) 2295-3283
                Attention: Global Corporate Trust

     The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into Common Shares of Canadian Solar Inc., cash or a combination of cash and Common Shares in accordance with the terms of the Indenture referred to in this Security, and directs that the shares and/or cash issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this Security.

Dated: ______________________

                                        ________________________________________


                                        ________________________________________
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        ________________________________________
                                        Signature Guarantee

1. Total principal amount and serial or identification numbers of Securities to be converted:

     Total principal amount of Securities: _______________

     [Serial or identifying number of Securities: ______________________________
                                                      (not required for Bonds
                                                     represented by the Global
                                                               Bond)

     ISIN number of Securities: __________________________

     N.B. If necessary, the serial or identifying numbers of Securities can be attached separately.

2. Name and address of the person in whose name Common Shares required to be delivered on conversion are to be registered:

     Name: __________________________

     Address: _______________________

3. I/We hereby request that the certificate for the Common Shares (together with any cash) required to be delivered upon conversion be dispatched (at my/our own risk and expense) to the local agent whose name and address is given below and in the manner specified below, or if the conditions specify that delivery of the Common Shares is to be made in book-entry form, the Common Shares be credited to the securities account specified below:

     Name: __________________________

     Address: _______________________

              _______________________

     Contact Person: ________________

     Telephone No.: _________________

     Fax No.: _______________________

     Manner of Dispatch: _________________

     Securities House: ___________________

     Securities Account Number: _______________

4. I/We hereby declare that any applicable condition to conversion of the Securities, if any, has been complied with by me/us.

5. I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable on conversion, issue or delivery of Common Shares of any other property or cash have been paid.

6. I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable on conversion, issue or delivery of Common Shares or any other property or cash have been paid.

                       FUNDAMENTAL CHANGE PURCHASE NOTICE

TO:             CANADIAN SOLAR INC.
                No. 199 Lushan Road
                Suzhou New District
                Suzhou, Jiangsu 215129
                People's Republic of China

                THE BANK OF NEW YORK
                101 Barclay Street, 4 East
                New York, NY 10286
                U.S.A.
                Facsimile No.: (212) 815-5802 or (212) 815-5803
                Attention: Global Corporate Trust

With a copy to:

                THE BANK OF NEW YORK
                12/F Three Pacific Place
                1 Queen's Road East
                Hong Kong
                Facsimile No.: (852) 2295-3283
                Attention: Global Corporate Trust

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Canadian Solar Inc. (the "Company") regarding the right of holders to accept the Company's offer to purchase the Securities upon the occurrence of a Fundamental Change with respect to the Company and accepts such offer and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Purchase Date, to the registered holder hereof, provided that if such Fundamental Change Purchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of the Securities on the applicable record date instead of the holders surrendering the Securities for repurchase on such Fundamental Change Purchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be purchased by the Company as of the portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture, provided that if such Fundamental Change Purchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of the Securities on the applicable record date instead of the holders surrendering the Securities for repurchase on such Fundamental Change Purchase Date. The undersigned registered owner elects:

[ ]       to withdraw this Fundamental Change Purchase Notice as to $[ ]
principal amount of the Securities to which this Fundamental Change Purchase
Notice relates (Certificate Numbers:    ), or

[ ]       to accept the offer receive cash in respect of $[ ] principal amount of the Securities to which this Fundamental Change Purchase Notice relates.

     Dated:

     Signature(s):

     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):

     Principal amount to be repurchased (if less than all):

     Social Security or Other Taxpayer Identification Number:

                      REPURCHASE NOTICE ON SPECIFIED DATES

TO:             CANADIAN SOLAR INC.
                No. 199 Lushan Road
                Suzhou New District
                Suzhou, Jiangsu 215129
                People's Republic of China

                THE BANK OF NEW YORK
                101 Barclay Street, 4 East
                New York, NY 10286
                U.S.A.
                Facsimile No.: (212) 815-5802 or (212) 815-5803
                Attention: Global Corporate Trust

With a copy to:

                THE BANK OF NEW YORK
                12/F Three Pacific Place
                1 Queen's Road East
                Hong Kong
                Facsimile No.: (852) 2295-3283
                Attention: Global Corporate Trust

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Canadian Solar Inc. (the "Company") regarding the right of holders to elect to require the Company to repurchase the Securities on [December 24, 2012/December 15, 2014] and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Repurchase Date, to the registered holder hereof, provided that if such Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of the Securities on the applicable record date instead of the holders surrendering the Securities for repurchase on such Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Company as of the portion thereof, together with accrued Interest to, by excluding, the Repurchase Date pursuant to the terms and conditions specified in the Indenture, provided that if such Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of the Securities on the applicable record date instead of the holders surrendering the Securities for repurchase on such Repurchase Date. The undersigned registered owner elects:

[ ]       to withdraw this Repurchase Notice as to $[ ] principal amount of the
Securities to which this Repurchase Notice relates (Certificate Numbers: ), or

[ ]       to receive cash in respect of $[ ] principal amount of the Securities to which this Repurchase Notice relates.

     Dated:

     Signature(s):

     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

     Security Certificate Number (if applicable):

     Principal amount to be repurchased (if less than all):

     Social Security or Other Taxpayer Identification Number:

                                   ASSIGNMENT

     For value received ______________________________hereby sell(s) assign(s) and transfer(s) unto___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints
______________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the Security prior to the date that is two years after the last original issue date of the Securities (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Security is being transferred:

     [ ]  To Canadian Solar Inc. or a subsidiary thereof; or

     [ ] To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

     [ ] Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Security has been transferred to Canadian Solar Inc. or a subsidiary thereof, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

                                        ________________________________________


                                        ________________________________________
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        ________________________________________
                                        Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

                                                                     Schedule I*


                               CANADIAN SOLAR INC.
                     ___% CONVERTIBLE SENIOR NOTES DUE 2017

No. _______

                          Notation Explaining Principal   Authorized Signature of
Date   Principal Amount          Amount Recorded            Trustee or Custodian
----   ----------------   -----------------------------   -----------------------

----   ----------------   -----------------------------   -----------------------

----   ----------------   -----------------------------   -----------------------

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----   ----------------   -----------------------------   -----------------------

----------
     *    To be included only for a Global Security.